Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
southern DISTRICT OF texas
HOUSTON division

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[1]	)	Case No. 20-34114 (MI)
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Debtors.	)	(Jointly Administered)
)

ORDER CONFIRMING THE DEBTORS’
Fourth AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2

a.	entered into that certain Restructuring Support Agreement, dated as of August 18, 2020 (as further modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Restructuring Support Agreement”) to which that certain Backstop Commitment Agreement, dated as of August 18, 2020 is attached as Exhibit 3 to Exhibit A thereto (as modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Backstop Agreement”) which set forth the terms of a consensual financial restructuring of the Debtors and a new capital investment;

b.	entered into that certain Amended Restructuring Support Agreement, dated as of February 5, 2021 (as further modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Amended Restructuring Support Agreement”) to which that certain Backstop Commitment Agreement, dated as of February 5, 2021, is attached as Exhibit 2 to Exhibit A thereto, which set forth the terms of a consensual financial restructuring of the Debtors and a new capital investment;

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.stretto.com/Valaris. The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.

[2]	Capitalized terms used but not otherwise defined herein have the meanings given to them in the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization (Technical Modifications), attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof and this Confirmation Order, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

c.	commenced, on August 19, 2020 (the “Petition Date”), these chapter 11 cases (these “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

d.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

e.	filed on October 15, 2020, (i) the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 347] and (ii) the Disclosure Statement Relating to the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 346] and (iii) the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Approving the Rights Offering Procedures and Related Materials, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. 348];

f.	filed on December 11, 2020, (i) the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 787] and (ii) the Disclosure Statement Relating to the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 788];

g.	filed on December 15, 2020, (i) the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 815] and (ii) the Disclosure Statement Relating to the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 816] (the “Disclosure Statement”);

h.	obtained on December 30, 2020, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Approving the Rights Offering Procedures and Related Materials, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. 884] (the “Disclosure Statement Order”) approving of the Disclosure Statement, related solicitation procedures (the “Solicitation Procedures”), Rights Offering Procedures, and related notices, forms, and ballots (collectively, the “Solicitation Packages”);

i.	caused the Solicitation Packages, including the notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan, to be distributed on or about January 6, 2021, in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Bankruptcy Rules for the Southern District of Texas, the Procedures for Complex Chapter 11 Bankruptcy Cases for the U.S. Bankruptcy Court for the Southern District of Texas, the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by the Affidavits of Solicitation [Docket Nos. 946, 999, 1043, 1094] (the “Solicitation Affidavits”);

j.	caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published in The New York Times (national edition) and the Financial Times (global edition) on January 6, 2021, as evidenced by the Proof of Publication [Docket No. 915] and the Affidavit of Publication [Docket No. 916], respectively (the “Publication Affidavits”);

k.	filed on January 27, 2021, the Plan Supplement for the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 986] (as amended, modified, or supplemented, the “Plan Supplement”);

l.	filed on January 28, 2021, the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization [Docket No. 988];

m.	filed on February 6, 2021, (i) the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1028], (ii) the Disclosure Statement Supplement Relating to the Fourth Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1029] (the “Disclosure Statement Supplement”), and (iii) the Debtors’ Emergency Motion for Entry of an Order (I) Approving the Debtors’ Continued Solicitation of the Fourth Amended Plan and the Adequacy of the Supplemental Disclosure Statement in Connection Therewith, (II) Modifying Certain Plan Confirmation Deadlines and Procedures, and (III) Granting Related Relief [Docket No. 1030];

n.	obtained on February 11, 2021, entry of the Order (I) Approving the Debtors’ Continued Solicitation of the Fourth Amended Plan and the Adequacy of the Supplemental Disclosure Statement in Connection Therewith, (II) Modifying Certain Plan Confirmation Deadlines and Procedures, and (III) Granting Related Relief [Docket No. 1057] (the “Disclosure Statement Supplement Order”) approving of the Disclosure Statement Supplement and related notices (collectively, the “Supplemental Solicitation Packages”);

o.	caused the Supplemental Solicitation Packages, including the notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan, to be distributed on or about February 12, 2021, in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Bankruptcy Rules for the Southern District of Texas, the Procedures for Complex Chapter 11 Bankruptcy Cases for the U.S. Bankruptcy Court for the Southern District of Texas, the Disclosure Statement Supplement Order, and the Solicitation Procedures, as evidenced by the Solicitation Affidavits;

p.	filed on February 26, 2021, the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization (Technical Modifications) [Docket No. 1106];

q.	filed on March 2, 2021, the Declaration of James Sean McGuire in Support of Confirmation of the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1126] (the “Voting Report”);

r.	filed on March 2, 2021, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization and Omnibus Reply to Objections Thereto [Docket No. 1127] (the “Confirmation Brief”);

s.	filed on March 2, 2021, the Amended Plan Supplement for the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 1133]; and

t.	filed on March 2, 2021, the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization (Technical Modifications) [Docket No. 1134].

The Bankruptcy Court having:

a.	entered the Disclosure Statement Order on December 30, 2020;

b.	entered the Disclosure Statement Supplement Order on February 11, 2021;

c.	set March 1, 2021, at 12:00 p.m. (prevailing Central Time) as the deadline for voting on the Plan and deadline for filing objections to confirmation of the Plan;

d.	set March 3, 2021, at 1:30 p.m. (prevailing Central Time) as the date and time for the commencement of the Confirmation Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

e.	reviewed the Plan, the Disclosure Statement, the Solicitation Affidavits, the Publication Affidavits, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

f.	held the Confirmation Hearing;

g.	heard the statements and arguments made by counsel in respect of Confirmation;

h.	considered all oral representations, live testimony, proffered testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

i.	made rulings on the record at the Confirmation Hearing held on March 3, 2021;

j.	overruled (i) any and all objections to the Plan and to Confirmation, except as otherwise stated or indicated on the record, and (ii) all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

k.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing, including, without limitation, the declarations in support, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I.            FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.            The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction and Venue.

2.            Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Bankruptcy Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334. The Bankruptcy Court has exclusive jurisdiction to (a) determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and (b) enter a final order with respect thereto. The Debtors confirm their consent, pursuant to rule 7008 of the Bankruptcy Rules, to the entry of a final order by the Bankruptcy Court in connection with this motion to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution.

C.	Eligibility for Relief.

3.            The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4.            On the Petition Date, the Debtors commenced the Chapter 11 Cases. On August 19, 2020, the Bankruptcy Court entered an order [Docket No. 11] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

E.	Appointment of Creditors Committee.

5.            On September 3, 2020, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Creditors Committee”) [Docket No. 173].

F.	Plan Supplement.

6.            On January 27, 2021, the Debtors filed the Plan Supplement with the Bankruptcy Court. The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended pursuant to a filing with the Bankruptcy Court), complies with the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, the Disclosure Statement Supplement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement.

G.	Modifications to the Plan.

7.            Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement, and the Disclosure Statement Supplement and solicitation materials served pursuant to the Disclosure Statement Order and the Disclosure Statement Supplement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

8.            Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

H.	Objections Overruled.

9.            Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

I.	Disclosure Statement Order.

10.            On December 30, 2020, the Bankruptcy Court entered the Disclosure Statement Order, setting the deadline for voting to accept or reject the Plan, as well as the deadline to object to the Plan. On February 11, 2021, the Bankruptcy Court entered the Disclosure Statement Supplement Order, which, among other things, extended the solicitation period and fixed March 1, 2021, at 12:00 p.m. (prevailing Central Time), as the deadline for voting to accept or reject the Plan, as well as the deadline for objecting to the Plan (the “Voting and Plan Objection Deadline”).

J.	Transmittal and Mailing of Materials; Notice.

11.            As evidenced by the Solicitation Affidavits, the Publication Affidavits, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Supplement, the Disclosure Statement Order, the Disclosure Statement Supplement Order, the Solicitation Packages, the Supplemental Solicitation Packages, the Confirmation Hearing Notice, the Plan Supplement, and all of the other materials distributed by the Debtors in connection with the Confirmation in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), and the procedures set forth in the Disclosure Statement Order and the Disclosure Statement Supplement Order. The Debtors provided due, adequate, and sufficient notice of the Voting and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order and the Disclosure Statement Supplement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement Order, and the Disclosure Statement Supplement Order. No other or further notice is or shall be required.

K.	Solicitation.

12.            The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code, Bankruptcy Rules 2002, 3017, 3018, and 3019, the Disclosure Statement Order, the Disclosure Statement Supplement Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. The Solicitation Packages provided the opportunity for voting creditors to opt out of the releases.

L.	Voting Report.

13.            Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing without objection. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Disclosure Statement Supplement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations.

14.            As set forth in the Plan, the Disclosure Statement and the Disclosure Statement Supplement, holders of Claims or Interests in Classes 3, 4, 5, 6, 7, 8, 9, 10, and 13 (collectively, the “Voting Classes”) are eligible to vote to accept or reject the Plan in accordance with the Solicitation Procedures. Holders of Claims in Classes 1 and 2 (collectively, “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims and Interest in Class 14 are Impaired under the Plan, entitled no recovery under the Plan, and are therefore deemed to have rejected the Plan. Holders of Intercompany Claims in Classes 11 and holders of Intercompany Interests in Class 12 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan.

15.            As evidenced by the Voting Report, Classes 3, 4, 5, 6, 7, 8, 9, 10, and 13 voted to accept the Plan at each Debtor.

M.	Bankruptcy Rule 3016.

16.            The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement, the Disclosure Statement Supplement, and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

N.	Burden of Proof.

17.            The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his testimony.

O.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

18.            The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

19.            The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification.

20.            The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests at each Debtor into Classes, based on differences in the legal nature or priority of such Claims and Interests (other than DIP Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and Unimpaired, and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among holders of Claims or Interests.

21.            In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Section 1123(a)(2)—Specification of Unimpaired Classes.

22.            Article III of the Plan specifies that Claims and Interests in the Deemed Accepting Classes are Unimpaired under the Plan. In addition, Article II of the Plan specifies that DIP Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims are Unimpaired, although the Plan does not classify these Claims. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Section 1123(a)(3)—Specification of Treatment of Voting Classes.

23.            Article III of the Plan specifies the treatment of each Voting Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Section 1123(a)(4)—No Discrimination.

24.            Article III of the Plan provides the same treatment by the Debtors for each Claim or Interest in any particular Class, as the case may be, unless the holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for Plan Implementation.

25.            The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including, among other things:  (a) the general settlement of Claims and Interests; (b) authorization for the Debtors, the Reorganized Debtors, and/or New Valaris Holdco (or any of its subsidiaries) to take all actions necessary or appropriate to effectuate the Plan, including, without limitation, any and all actions set forth in the Restructuring Transactions Memorandum and the UK Implementation Agreement; (c) the adoption, authorization, and entry of the New Organizational Documents; (d) the consummation of the Rights Offering in accordance with the Rights Offering Procedures, the Backstop Agreement, and the New Secured Notes Term Sheet; (e) the issuance of New Secured Notes on the terms set forth in the Backstop Agreement, the Rights Offering Procedures, the New Secured Notes Term Sheet, the Plan and, to the extent applicable, the Restructuring Transactions Memorandum; (f) the issuance of New Valaris Equity in accordance with the terms of the Plan, the New Organizational Documents, applicable law (including applicable securities law), and, to the extent applicable, the Backstop Agreement, the Rights Offering Procedures, Procedures, and the Restructuring Transactions Memorandum; (g) the issuance of New Warrants by New Valaris Holdco (as set forth in the Restructuring Transactions Memorandum); (h) the authorization, approval, and entry of corporate actions under the Plan; (i) the appointment of the New Valaris Holdco Board; (j) the authorization to institute the Management Incentive Plan in accordance with the Plan and the Management Incentive Plan Term Sheet; (k) the vesting of the assets of the Debtors’ estates in the Reorganized Debtors; (l) except as otherwise provided in the Plan and this Confirmation Order, the cancellation of all notes, instruments, certificates, and other documents evidencing Claims or Interests, including the Credit Agreement and any other documents evidencing Credit Facility Claims, all Senior Notes and Notes Indentures; (m) the cancellation of restricted stock units; (n) except as otherwise provided in the Plan and this Confirmation Order, the preservation of any and all Causes of Action; (o) the effectuation and implementation of documents and further transactions; (p) the cancellation of existing securities and related agreements; and (o) the continuance of certain agreements, obligations, instruments, and Interests. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities.

26.            The New Organizational Documents and the Plan prohibit the issuance of non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees.

27.            The selection of the members of the New Valaris Holdco Board and the officers of New Valaris Holdco (to the extent known) are set forth in the Plan Supplement, which is consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Permissive Contents of the Plan.

28.            The Plan contains various discretionary provisions that are permitted by section 1123(b) of the Bankruptcy Code. Any such provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b) of the Bankruptcy Code.

i.	Impairment/Unimpairment of Any Class of Claims or Interests.

29.            Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

30.            Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date unless such Executory Contract or Unexpired Lease: (a) is identified on the Rejection List; (b) has been previously rejected by a Final Order; (c) is the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (d) is subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

iii.	Compromise and Settlement.

31.            In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The Plan incorporates a settlement (the “Settlement”), of numerous claims and Causes of Action, issues, and disputes designed to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties in interest. Such Settlement is the product of extensive arm’s-length, good faith negotiations that, in addition to the Plan, resulted in the execution of the Amended Restructuring Support Agreement and Backstop Agreement, which documents represent a fair and reasonable compromise of all Claims, Interests, and controversies and entry into which represented a sound exercise of the Debtors’ business judgment.

32.            Accordingly, in consideration for the distributions and other benefits provided under the Plan, this Confirmation Order shall constitute the Bankruptcy Court’s approval of the Settlement as well as a finding by the Bankruptcy Court that such Settlement is in the best interests of the Debtors, their Estates, and the holders of Claims and Interests and is fair, equitable, and reasonable.

33.            Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Settlement incorporated in the Plan and this Confirmation Order, because, among other things:  (a) the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the Settlement, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Settlement, including the Debtors and the Consenting Creditors, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Settlement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) the Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and is essential to the successful implementation of the Plan. Based on the foregoing, the Settlement satisfies the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

iv.	Debtor Release.

34.            The releases of claims and Causes of Action by the Debtors described in Article VIII.B of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would outweigh any potential benefit from pursuing such claims. The Debtor Release is fair and equitable and complies with the absolute priority rule.

35.            The Debtor Release is an integral part of the Plan and the settlements embodied therein and in this Confirmation Order, and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. The probability of success in litigation with respect to the released claims and Causes of Action, when weighed against the costs, supports the Debtor Release. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and advisors, including the Consenting Noteholders, the Consenting Lenders, and the Creditors’ Committee. Holders of Claims and Interests entitled to vote have overwhelmingly voted in favor of the Plan, including the Debtor Release. The Debtor Release is therefore the result of a hard fought and arm’s-length negotiation process conducted in good faith.

36.            The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan, these Chapter 11 Cases, and the operation of the Debtors’ business during the Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ successful reorganization and continued operation. The Debtor Release for the Consenting Noteholders, the Consenting Lenders, the Credit Facility Agent, and each Backstop Party is appropriate because these parties have agreed, among other things, to equitize or otherwise restructure a significant portion of their Claims in order to significantly deleverage the Debtors’ prepetition capital structure and provide additional liquidity, or have otherwise provided financing and made other contributions of value to the Debtors’ restructuring. The Debtor Release for the DIP Agent and the DIP Lender is appropriate because these parties have committed to provide financing that will facilitate the Debtors’ emergence from chapter 11 and support the Reorganized Debtors’ businesses after the Effective Date.

37.            The Debtors Release appropriately offers protection to parties that provided consideration to the Debtors and that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan, including: (a) each Debtor; (b) each Reorganized Debtor (including New Valaris Holdco); (c) each Notes Trustee; (d) the DIP Agent; (e) each DIP Lender; (f) each Consenting Creditor; (g) the Credit Facility Agent; (h) each Backstop Party; (i) any Administrator; (j) the Creditors Committee; (k) each Creditors Committee Member; (l) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (m); and (m) each Related Party of each Entity in the foregoing clause (a) through this clause (m) made significant concessions and contributions to the Chapter 11 Cases, including, as applicable, entering into settlements and actively supporting the Plan and the Chapter 11 Cases; provided that, in each case, an Entity is not a Released Party if it: (x) elects to opt out of the release contained in Article VIII.C of the Plan; or (y) timely objects to the releases contained in Article VIII.C of the Plan and such objection is not resolved before Confirmation.

38.            As such, the Debtor Release is: (a) in exchange for the good and valuable consideration provided by or on behalf of the Released Parties; (b) a good faith settlement and compromise of the claims or Causes of Action released herein; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the releases described herein. In light of the foregoing, the Debtors’ Release is approved.

v.	Release by Holders of Claims and Interests.

39.            The release by the Releasing Parties set forth in Article VIII.C of the Plan and incorporated into this Confirmation Order (the “Third-Party Release”) is an essential provision of the Plan. The Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of such claims or Causes of Action; (e) in the best interests of the Debtors, their Estates, holders of Claims and Interests, and all other parties in interest; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the releases described herein.

40.            The Third-Party Release is an integral part of the Plan. Similar to the Debtors’ Release, the Third-Party Release was integral to the formulation of the Plan, including the Settlement embodied therein and in this Confirmation Order. The Third-Party Release was critical in incentivizing the Released Parties to support the Plan and the Settlement and preventing potentially significant and time-consuming litigation. The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by supporting the Plan through the Settlement. Furthermore, the Third-Party Release is consensual, as the Releasing Parties in interest were provided notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan. Additionally, voting creditors and non-voting parties were given the opportunity to opt out of the Third-Party Release, and the release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, and the applicable ballots or opt out form.

41.            The scope of the Third-Party Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavits and Publication Affidavits, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is consistent with established practice in this jurisdiction and others. The Third-Party Release is specific in language, integral to the Plan, a condition of the Settlement, and given for substantial consideration.

vi.	Exculpation.

42.            The exculpation provision set forth in Article VIII.D of the Plan and incorporated into this Confirmation Order is essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.D of the Plan, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation. The exculpation, including the carveout for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others. The Exculpated Parties subject to the exculpation provision have, and upon entry of this Confirmation Order will be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation or such distributions made pursuant to the Plan.

vii.	Injunction.

43.            The injunction provisions set forth in Article VIII.E of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Release, the Third-Party Release, and the exculpation provisions in Article VIII.D of the Plan. The injunction provisions are appropriately tailored to achieve those purposes.

viii.	Preservation of Claims and Causes of Action.

44.            Article IV.Q of the Plan, as well as the Plan Supplement, appropriately provides for the preservation by the Debtors or the Reorganized Debtors of certain Causes of Action in accordance with section 1123(b) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan will be retained by the Reorganized Debtors as provided by the Plan. The Plan is sufficiently specific with respect to the Causes of Action to be retained by the Debtors, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to such retained Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and holders of Claims or Interests. For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors. Notwithstanding anything forgoing to the contrary, on the Effective Date, the Reorganized Debtors shall waive and release all avoidance, recovery, subordination, or other claims, actions, or remedies which any of the Debtors, the debtors in possession, the Estates, or other appropriate parties in interest have asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law (the “Avoidance Actions”) and Avoidance Actions shall not be retained Causes of Action.

ix.	Additional Plan Provisions.

45.            The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims, treatment of indemnification obligations, and the retention of court jurisdiction. Thus, the Plan satisfies section 1123(b)(6) of the Bankruptcy Code.

c.	Section 1123(d)—Cure of Defaults.

46.            Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary defaults under each assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. On January 27, 2021, the Debtors filed the Assumed Executory Contract and Unexpired Lease List, which listed a proposed cure amount, based on the Debtors’ books and records, for each Executory Contract and Unexpired Leases to be assumed. As soon as was reasonably practicable thereafter, the Debtors served sufficient notice on the counterparties to such Executory Contracts and Unexpired Leases. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code.

47.            The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1128, and 1129, and Bankruptcy Rules 2002, 3017, 3018, and 3019.

48.            The Debtors and their agents solicited votes to accept or reject the Plan after the Bankruptcy Court approved the adequacy of the Disclosure Statement and the Disclosure Statement Supplement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order and the Disclosure Statement Supplement Order.

49.            The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement Supplement Order, the Disclosure Statement, the Disclosure Statement Supplement, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.D of the Plan. The Debtors, the Debtors’ directors and officers, the Debtors’ respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys have participated in good faith and in compliance with applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of New Valaris Equity and the New Secured Notes offered and sold under the Plan and any previous plan, and neither any of such parties or individuals nor the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

50.            The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan.

e.	Section 1129(a)(3)—Proposal of Plan in Good Faith.

51.            The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the Disclosure Statement Supplement, the hearing on the Disclosure Statement, the hearing on the Disclosure Statement Supplement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases.

52.            The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors and officers, the Consenting Creditors, the Ad Hoc Group, the DIP Lenders, the Creditors Committee, each member of the Creditors Committee, and their respective representatives and professionals. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of holders of Claims or Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value, and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

53.            The Debtors or the Reorganized Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to:  (a) consummate the Plan, the Restructuring Transactions, the Rights Offering, and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

54.            Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

g.	Section 1129(a)(5)—Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy.

55.            The Reorganized Debtors’ directors and officers are qualified and were selected in a manner consistent with the interests of holders of Claims and Interests and with public policy. Their identities were, to the extent reasonably practicable and known to the Debtors, disclosed in the Plan Supplement. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.	Section 1129(a)(6)—Rate Changes.

56.            The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

57.            The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of the Chapter 11 Cases, establish that each holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code or has accepted the Plan. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Voting Classes.

58.            The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Additionally, all Voting Classes voted to accept the Plan. For the avoidance of doubt, however, even if section 1129(a)(8) has not been satisfied with respect to all of the Debtors, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Voting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes as described further below. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

59.            The treatment of DIP Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Voting Class.

60.            As set forth in the Voting Report, multiple Impaired Classes that were entitled to vote on the Plan, including Classes 3, 4, 5, 6, 7, 8, 9, 10, and 13, voted to accept the Plan. As such, there is at least one Voting Class that has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code), for each Debtor. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

m.	Section 1129(a)(11)—Feasibility of the Plan.

61.            The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing:  (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other persuasive evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; (e) establishes that the Debtors will have sufficient funds available to meet their obligations under the Plan—including sufficient amounts of Cash to reasonably ensure payment of Allowed Claims that will receive Cash distributions pursuant to the terms of the Plan and the funding of the Professional Fee Escrow Account and other Cash payments required under the Plan; and (f) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date.

62.            Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

n.	Section 1129(a)(12)—Payment of Statutory Fees.

63.            Article XII.C of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction of a quarter) until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13)—Retiree Benefits.

64.            Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.N of the Plan, the Reorganized Valaris will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) from and after the Effective Date in accordance with applicable law. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

p.	Sections 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations.

65.            The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

q.	Section 1129(b)—Confirmation of the Plan Over Nonacceptance of Voting Classes.

66.            Notwithstanding that certain Classes are deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because:  (a) at least one Voting Class at each Debtor voted to accept the Plan; and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Claims or Interests in the Voting Classes that voted to reject the Plan. Specifically, no holder of any Claim or Interest that is junior to such Claim will receive or retain any property under the Plan on account of such junior Claim or Interest, and no holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Voting Classes that voted to reject the Plan.

r.	Section 1129(c)—Only One Plan.

67.            Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied.

s.	Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes or Section 5 of the Securities Act.

68.            No Governmental Unit has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

t.	Section 1129(e)—Not Small Business Cases.

69.            The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

u.	Satisfaction of Confirmation Requirements.

70.            Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

v.	Conditions to Effective Date.

71.            The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

w.	Implementation.

72.            All documents and agreements necessary to implement transactions contemplated by the Plan, including, without limitation, those contained, referred to, or summarized in the Plan Supplement, the New Organizational Documents, the Restructuring Transactions Memorandum, the Amended Restructuring Support Agreement, the Backstop Agreement, the Rights Offering Documents, the New Warrant Agreement, the UK Implementation Agreement, the Registration Rights Agreement, and the New Secured Notes Documents and related forms, agreements, and documentation, have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors and New Valaris Holdco and its subsidiaries are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

x.	Vesting of Assets.

73.            Subject to the terms of the Plan or the Plan Supplement, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor and New Valaris Holdco (and its subsidiaries) may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

y.	Treatment of Executory Contracts and Unexpired Leases.

74.            Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, holders of Claims or Interests and other parties in interest in the Chapter 11 Cases.

z.	Issuance of New Secured Notes, New Valaris Equity, and New Warrants.

75.            The issuance of the New Secured Notes, New Valaris Equity and the New Warrants is an essential element of the Plan and is in the best interests of the Debtors, the Estates, and holders of Claims and interests.

aa.	Approval of the New Warrant Agreement and the Registration Rights Agreement.

76.            The Registration Rights Agreement and the New Warrant Agreement are essential elements of the Plan. The terms of the Registration Rights Agreement and the New Warrant Agreement are reasonable, and the Debtors have provided adequate notice of the material terms thereof. The Debtors and the Reorganized Debtors are authorized, without further approval of this Court, to execute and deliver all agreements, documents, instruments and certificates relating to the Registration Rights Agreement and the New Warrant Agreement and to perform their obligations thereunder in accordance with, and subject to, the terms of those agreements.

bb.	Rights Offering.

77.            The Debtors solicited subscriptions to the Rights Offering in good faith pursuant to the Rights Offering Procedures set forth in the Disclosure Statement Order, the Disclosure Statement Supplement Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules and any applicable non-bankruptcy laws, rules or regulations, and the Rights Offering Procedures are fair, equitable, and reasonable and provide for the Rights Offering to be conducted in a manner that is in the best interests of the Debtors, the Estates and holders of Claims and Interests.

II.    ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

78.            This Confirmation Order confirms the Plan in its entirety.

79.            This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date in accordance with and as permitted by the Plan, the Restructuring Support Agreement, and the Amended Restructuring Support Agreement. The Debtors and all parties reserve all rights with respect to amendments to the Plan Supplement. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.

80.            All holders of Claims or Interests that voted to accept the Plan are conclusively presumed to have accepted the Plan.

81.            The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including: (a) the Debtors; (b) the Creditors Committee; and (c) all holders of Claims or Interests.

82.            The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.	Objections.

83.            To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits.

B.	Findings of Fact and Conclusions of Law.

84.            The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

C.	Incorporation by Reference.

85.            The terms and provisions of the Plan and the Plan Supplement are an integral part of this Confirmation Order and are incorporated by reference herein as if set forth herein. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors and Reorganized Debtors, the Debtors’ Estates and their creditors, and their respective successors and assigns, any affected third parties, all holders of Claims and Interests, whether known or unknown, against the Debtors, including, but not limited to any trustees, examiners, administrators, responsible state officers, estate representatives, or similar entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

D.	General Settlement of Claims and Interests.

86.            Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including resolution of intercompany liabilities, allocation of value among the Debtors, and treatment of Holders of General Unsecured Claims against each of the Debtors. The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

E.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

87.            The following releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party:

a.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise expressly provided in the Confirmation Order, the Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge and release of all Claims and Interests subject to the occurrence of the Effective Date.

b.	Releases by the Debtors.

Effective as of the Effective Date, and except as otherwise provided in the Plan, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, (i) each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, arising on or before the Effective Date and based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation, the Pride Allegations, the Chapter 11 Cases, the Restructuring Support Agreement, the Amended Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the DIP Facility Documents, the New Organizational Documents, the Plan, the Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Amended Restructuring Support Agreement, Disclosure Statement, DIP Credit Agreement, the New Organizational Documents, the Backstop Agreement, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation, the Pride Allegations, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date and (ii) each Released Preference Action Party is deemed released and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all Preference Actions. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan, (2) any retained Causes of Action, or (3) any post-petition obligations of the Reorganized Debtors in connection with Executory Contracts and Unexpired Leases assumed under the Plan during the Chapter 11 Cases.

c.	Releases by Holders of Claims or Interests.

Effective as of the Effective Date, and except as otherwise provided in the Plan, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), arising on or before the Effective Date and based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation,3 the Pride Allegations, the Chapter 11 Cases, the Restructuring Support Agreement, the Amended Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the DIP Facility Documents, the New Organizational Documents, the Plan, the Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Amended Restructuring Support Agreement Disclosure Statement, DIP Credit Agreement, the New Organizational Documents, the Backstop Agreement, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation, the Pride Allegations, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan, or (2) any post-petition obligations of the Reorganized Debtors in connection with Executory Contracts and Unexpired Leases assumed under the Plan during the Chapter 11 Cases.

d.	Exculpation.

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Intercompany Funding, the Merger Transactions, the Pari Passu Transaction, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Disclosure Statement, the Intercompany Funding, the Merger Transactions, the Pari Passu Transaction, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

3    Pursuant to the Restructuring Support Agreement, within three business days after the Effective Date, the plaintiff in the Harris County Litigation, UMB Bank, shall file a notice of nonsuit with prejudice dismissing the Harris County Litigation.

e.	Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; and (d) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

f.	Release of Liens.

Except (a) with respect to the Liens securing Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan (including, without limitation, the Restructuring Transactions Memorandum, the UK Implementation Agreement, and any documents related thereto), on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors, the Reorganized Debtors, or New Valaris Holdco, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

88.            Unless otherwise provided or expressly preserved under the Plan, the Plan Supplement or any document related thereto, for the avoidance of doubt, any intercompany liabilities which Debtor Valaris plc may have against Debtor Ensco Jersey Finance Limited, Debtor Pride International LLC, Debtor ENSCO International Incorporated which might result from or arise as a result of the implementation of the Plan or the Restructuring Transactions shall be cancelled and released as Class 11 Intercompany Claims without distribution, or shall otherwise be released pursuant to Article VIII of the Plan.

F.	Post-Confirmation Notices and Bar Dates.

89.            In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Effective Date”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice procedures described in the preceding sentence, no later than fourteen days after the Effective Date, the Reorganized Debtors must cause the Notice of Effective Date, modified for publication, to be published on one occasion in The New York Times (national edition) and Financial Times (global edition). Mailing and publication of the Notice of Effective Date in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

90.            The Notice of Effective Date will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

G.	Notice of Subsequent Pleadings.

91.            Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the U.S. Trustee; (b) the Reorganized Debtors and their counsel; and (c) any party known to be directly affected by the relief sought by such pleadings.

H.	Retention of Jurisdiction.

92.            Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan, the matters set forth in Article XI of the Plan (except as expressly specified therein), and other applicable provisions of the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law.

I.	Reporting.

93.            The Debtors shall file all monthly operating reports due prior to the Effective Date. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by each of the Reorganized Debtors, until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

94.            After the Confirmation Date through the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in the Chapter 11 Cases, except as required under the Order (A) Authorizing the Debtors to Obtain Postpetition Financing (B) Granting Liens and Providing Superpriority Administrative Expense Status, (C) Modifying the Automatic Stay, and (D) Granting Related Relief.

J.	Effectiveness of All Actions.

95.            Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the Debtors and/or the Reorganized Debtors, including New Valaris Holdco and its subsidiaries, and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

K.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan.

96.            This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority or any contract to which any of the Debtors and New Valaris Holdco and its subsidiaries are party with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

L.	Plan Implementation Authorization.

97.            The Debtors or the Reorganized Debtors (including New Valaris Holdco (or its subsidiaries)), as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, including the New Organizational Documents, any other document included in the Plan Supplement, or any document related or ancillary thereto (each according to their terms), as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Bankruptcy Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with the applicable law and shall become effective in accordance with their terms and the provisions of applicable law. Pursuant to section 10.301 of the Business Organizations Code of the State of Texas and any comparable provision of the business corporation laws of any other state, as applicable, no action of the Debtors’ boards of directors or the Reorganized Debtors’ boards of directors (including those of New Valaris Holdco or its subsidiaries) will be required to authorize the Debtors or Reorganized Debtors (including New Valaris Holdco or its subsidiaries), as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors (including New Valaris Holdco or its subsidiaries), as applicable, enforceable against the Debtors and the Reorganized Debtors (including New Valaris Holdco or its subsidiaries) in accordance with the respective terms thereof. The Debtors (including New Valaris Holdco or its subsidiaries) are also authorized from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the transactions set forth in the Restructuring Transactions Memorandum, including, among other things, any merger, transfer, liquidation, or consolidation of any of the Debtors or their non-Debtor subsidiaries.

M.	Restructuring Transactions.

98.            On and after the Confirmation Date, the Debtors, the Reorganized Debtors, or New Valaris Holdco (or any of its subsidiaries), as applicable, shall take any and all actions set forth in the Restructuring Transactions Memorandum and may take any and all actions as may be necessary, appropriate, or desirable to effectuate a corporate restructuring of the Debtors or any other transaction described in, approved by, contemplated by, related to, or necessary to effectuate the Plan that are not inconsistent with the Plan, the Amended Restructuring Support Agreement, or the Backstop Agreement, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements, including any Definitive Documents, or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, issuance, or liquidation containing terms that are consistent with the terms of the Plan, the Amended Restructuring Support Agreement, and the Backstop Agreement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Amended Restructuring Support Agreement, and the Backstop Agreement, and having other terms for which the applicable parties agree; (c) any transactions pursuant to the UK Implementation Agreement; (d) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable law; and (e) all other actions that the applicable Reorganized Debtors or New Valaris Holdco (or its subsidiaries) (as relevant) determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan.

99.            This Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

N.	Approval of Rights Offering.

100.            Through and after the Effective Date, the Rights Offering Documents and all documents necessary to effectuate the Rights Offering shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms. All of the New Valaris Equity to be issued in accordance with the terms of the Rights Offering shall (a) be duly authorized, validly issued, fully paid, and non-assessable consistent with the terms of the New Organizational Documents and (b) not be subject to avoidance or recharacterization for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

O.	New Secured Notes.

101.            On the Effective Date, New Valaris Holdco shall issue New Secured Notes, on the terms set forth in the Backstop Agreement, the Rights Offering Procedures, the New Secured Notes Documents, and the Plan. On the Effective Date, and without the need for any further corporate action or other action by Holders of Claims or Interests, the New Secured Notes Documents, including any documents required in connection with the creation or perfection of Liens in connection therewith, shall constitute legal, valid, binding, and authorized indebtedness and obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be enjoined or subject to discharge, impairment, release, or avoidance under the Plan, the Confirmation Order, or on account of the Confirmation or Consummation of the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Backstop Agreement, the Rights Offering Procedures, the New Secured Notes Documents, and the Plan (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Backstop Agreement, the Rights Offering Procedures, the New Secured Notes Documents, and the Plan, (c) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Backstop Agreement, the Rights Offering Procedures, the New Secured Notes Documents, and the Plan, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All New Secured Notes issued pursuant to the Plan will be valid and legally binding obligations of New Valaris Holdco, enforceable against New Valaris Holdco in accordance with their terms and the terms of the indenture related to the New Secured Notes.

P.	Backstop Agreement.

102.            Pursuant to the Backstop Agreement, the Backstop Parties have committed to subscribe for the full principal amount of the New Secured Notes, subject to the terms and conditions set forth therein, including, as applicable, any reduction in such amount resulting from any amounts subscribed for in the Rights Offering by persons that are not Backstop Parties. To the extent not previously assumed pursuant to an order of the Bankruptcy Court, the Backstop Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date. On the Effective Date, the rights and obligations of the Debtors under the Backstop Agreement shall vest in the Reorganized Debtors (other than Reorganized Valaris). On the Effective Date, the Debtors, the Reorganized Debtors, and New Valaris Holdco, as applicable, shall pay the Backstop Premium to the Backstop Parties in accordance with the Backstop Agreement.

Q.	New Organizational Documents, New Warrant Agreement, and Registration Rights Agreement.

103.            The terms of any New Organizational Documents, the New Warrant Agreement, and the Registration Rights Agreement, as set forth in the Plan Supplement, are approved in all respects. To the extent any document or agreement is not attached to the Plan Supplement as of the entry of this Confirmation Order, such document or agreement shall be filed with the Bankruptcy Court prior to the Effective Date, and such document or agreement is approved to the extent it is consistent with this Confirmation Order, the Plan, the Plan Supplement, and the Amended Restructuring Support Agreement (including any applicable consent rights therein). The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents, the New Warrant Agreement, and the Registration Rights Agreement, and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers or equity holders of any of the Reorganized Debtors (including New Valaris Holdco), each applicable Reorganized Debtor (including New Valaris Holdco) will be and is authorized to:  (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents, the New Warrant Agreement, and the Registration Rights Agreement; (b) issue the New Valaris Equity and the New Warrants (including the New Valaris Equity that may be issuable upon exercise of the New Warrants and, if applicable, warrants issued in lieu of shares of New Valaris Equity pursuant to the Backstop Agreement and the shares of New Valaris Equity issuable upon exercise thereof); (c) perform all of its obligations under the New Organizational Documents, the New Warrant Agreement, and the Registration Rights Agreement; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor (including New Valaris Holdco) may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents, the New Warrant Agreement, and the Registration Rights Agreement. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, after the Effective Date, any disputes arising under the New Organizational Documents, New Warrant Agreement, and the Registration Rights Agreement will be governed by the jurisdictional provisions therein.

R.	Certain Securities Law Matters.

104.            The New Secured Notes issued in connection with the Rights Offering will be issued in reliance on the exemption set forth on section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable or not applicable, shall be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption. Except as otherwise specified in the Plan, the New Valaris Equity will be issued pursuant to section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption such that such New Valaris Equity will be freely transferrable under applicable securities laws without further registration, subject to certain restrictions on affiliates and underwriters under applicable securities laws. DTC may accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding the exemption(s) from registration pursuant to which the New Secured Notes and New Valaris Equity will be issued under the Plan and/or eligible for DTC book-entry delivery, settlement, and depository services.

105.            In the event that any New Valaris Equity is issued under the exemption provided by section 4(a)(2) under the Securities Act, then, in accordance with the Registration Rights Agreement, as promptly as reasonably practicable after the Effective Date, the Reorganized Debtors shall file a registration statement for a shelf registration on Form S-3 or Form S-1, as applicable, covering the resale of all applicable Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned by the Holders on a delayed or continuous basis.

S.	Binding Effect.

106.            On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors (including New Valaris Holdco and its subsidiaries), and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or Interests has voted on the Plan.

107.            Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

T.	Vesting of Assets in the Reorganized Debtors.

108.            Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor (including New Valaris Holdco and its subsidiaries), free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor and New Valaris Holdco (and its subsidiaries) may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

U.	Directors and Officers of Reorganized Debtors.

109.            Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have, to the extent known and reasonably practicable, disclosed in advance of the Confirmation Hearing the identity and affiliations of any person proposed to serve on the New Valaris Holdco Board, as well as those persons that will serve as an officer of New Valaris Holdco. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

V.	Management Incentive Plan.

110.            On or after the Effective Date, the New Valaris Holdco Board shall be authorized to institute the Management Incentive Plan consistent with the terms and conditions set forth in the Management Incentive Plan Term Sheet. The terms and conditions and timing of awards under the Management Incentive Plan shall be determined by the New Valaris Holdco Board.

W.	Employee Obligations.

111.            Pursuant to the Amended Restructuring Support Agreement and the Restructuring Term Sheet and consistent with the Plan, the Consenting Creditors consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs; provided that the assumption of any existing employment and change in control agreements, severance agreements and cash denominated incentive awards is subject to such changes and amendments as agreed to in the Amended Restructuring Support Agreement (which such amendments shall be effective upon the Effective Date and in form and substance acceptable to the Reorganized Debtors) and (ii) any motions in the Bankruptcy Court for approval thereof.

112.            Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date, subject to any Final Order and, without limiting any authority provided to the New Valaris Holdco Board under the Debtors’ respective formation and constituent documents, the Reorganized Debtors shall:  (a) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation Insurance Policies, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment Insurance Policies for the directors, officers, and employees of any of the Debtors who served in such capacity before and after the effective date of the Restructuring Support Agreement; and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the effective date of the Restructuring Support Agreement and not otherwise paid in the ordinary course of business or pursuant to a court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, the Reorganized Debtors shall continue to pay and honor all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, in accordance with applicable law. For the avoidance of doubt, nothing in the Plan or this Confirmation Order shall impact or limit the ability of New Valaris Holdco (or its subsidiaries) or Reorganized Valaris to amend, modify, or terminate such arrangements in accordance with their terms following the Effective Date.

113.            Notwithstanding anything to the contrary in the Plan or this Confirmation Order:  (a) (i) all existing employment and change in control agreements, (ii) all existing severance arrangements, including the Executive Severance Plan, and (iii) all existing incentive awards denominated in cash shall be assumed subject to the modifications set forth in the Management Incentive Plan Term Sheet attached as Exhibit 6 to the Restructuring Term Sheet and listed in the Plan Supplement; (b) in respect of any person who is an insider (as defined in the Bankruptcy Code) of the Debtors and other than in the ordinary course of business, there shall be no new or further incentive or retention programs put into place during the Chapter 11 Cases absent the consent of the Ad Hoc Group and the Credit Facility Agent (such consent not to be unreasonably withheld, conditioned, or delayed); (c) the assets of the 2005 Benefit Reserve Trust and the Trust Agreement executed August 27, 2003 and revised and restated, effective January 1, 2004, by and between ENSCO International Incorporated, each participating affiliated company who is or becomes a signatory thereto, and T. Rowe Price Trust Company rabbi trusts shall be used to satisfy the claims of creditors and shall be terminated; (d) no change in control provision under any employment or severance agreement shall be triggered as a result of the Plan or the Restructuring Transactions; (e) any equity grant requirement in an employment agreement will be superseded by the Management Incentive Plan; and (f) notwithstanding anything to the contrary in Article III of the Plan, no New Warrants shall be issued on account of Existing Equity Interests held in the Valaris Savings Plan and, on the Effective Date, the Valaris Savings Plan shall receive $46,439.77 in Cash.

X.	Injunctions and Automatic Stay.

114.            Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

Y.	Payment of Additional Restructuring Fees.

115.            Upon the Confirmation Date, the Debtors shall pay all reasonable and documented unpaid fees and expenses of the RCF Agent Advisors (as defined in the Amended Restructuring Support Agreement), the Consenting Noteholders Advisors (as defined in the Amended Restructuring Support Agreement), and the professionals retained by the Initial Backstop Parties (as defined in the Backstop Agreement), and the Rowan Ad Hoc Group Fees (as defined in the Amended Restructuring Support Agreement) (other than those fees and expenses incurred in pursuing the Harris County Litigation). Through the Effective Date, the Debtors shall pay currently in cash all reasonable and documented fees and expenses of the RCF Agent Advisors, the Consenting Noteholders Advisors, and the Initial Backstop Parties, and the Rowan Ad Hoc Group Fees (other than those fees and expenses incurred in pursuing the Harris County Litigation). On the Effective Date, all remaining unpaid and/or unreimbursed reasonable and documented fees and expenses (including for the avoidance of doubt, any unrecoverable value added tax or equivalent tax) of the RCF Agent Advisors, the Consenting Noteholders Advisors, and the Initial Backstop Parties, and the Rowan Ad Hoc Group Fees (for the avoidance of doubt, including the fees and expenses incurred in pursuing the Harris County Litigation), will be paid in full in cash by the Debtors without any requirement for Bankruptcy Court review or further Bankruptcy Court order. For the avoidance of doubt, neither the RCF Agent Advisors, the Consenting Noteholders Advisors, the Rowan Ad Hoc Group, nor the Initial Backstop Parties shall be required to file any interim or final fee application with the Bankruptcy Court with respect to any invoices. All reasonable fees and expenses of the Notes Trustees, the RCF Agent Advisors and the Consenting Noteholders Advisors incurred following the Effective Date relating to the effectiveness and closing of the Plan, the Restructuring Transactions, the Definitive Documents (including all Plan Supplement documents), the UK Implementation Agreement, any other documents required to implement, issue and distribute the New Valaris Equity and New Secured Notes, and in each case, any related documents, agreements, securities and transactions, shall be paid in full in cash without any requirement for Bankruptcy Court review or further Bankruptcy Court order.

Z.	Non-severability of Plan Provisions upon Confirmation.

116.            Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Bankruptcy Court is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent, consistent with the terms set forth in the Plan or this Confirmation Order; and (c) non-severable and mutually dependent.

AA.	Authorization to Consummate.

117.            The Debtors are authorized to consummate the Plan, including the Restructuring Transactions contemplated by the Plan, the Restructuring Transactions Memorandum, and the Rights Offering, at any time after the entry of this Confirmation Order. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to holders of any Allowed Claims or Interests (as applicable).

BB.	Assumption and Cure of Executory Contracts.

118.            The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan or in the Plan Supplement or in the UK Implementation Agreement (or any other agreement related thereto), each Executory Contract and Unexpired Lease (including those set forth in the Assumption List) shall be assumed and assigned to the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than:  (a) those that are identified on the Rejection List; (b) those that have been previously rejected by a Final Order; (c) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (d) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

119.            This Confirmation Order constitutes approval of such assumptions and assumptions and assignments of the Executory Contracts and Unexpired Leases as set forth in the Plan and the Assumption List and the rejections of the Executory Contracts and Unexpired Leases as set forth in the Rejection List, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.

CC.	Provisions Regarding Certain Governmental Unit Liabilities.

120.            Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins:  (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any police or regulatory liability to a Governmental Unit on the part of any person as the owner, permittee, or operator of property after the Effective Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence; provided that the Bankruptcy Court retains jurisdiction to determine whether police or regulatory liabilities asserted by any Governmental Unit or other entity are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code. Nothing in this Confirmation Order or the Plan shall affect any setoff or recoupment rights of any Governmental Unit. Nothing in this Confirmation Order or the Plan shall authorize the transfer or assignment of any Governmental Unit (i) license, (ii) permit, (iii) registration, (iv) authorization, (v) certification, or (vi) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable nonbankruptcy legal requirements under police or regulatory law.

DD.	Provisions Regarding Chevron U.S.A. Inc.

121.            Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in these Chapter 11 Cases, the Debtors’ agreements with Chevron U.S.A. Inc. and its Affiliates (as defined in the International Master Agreement, No. IMA/198, effective June 10, 2013, and amended from time to time, collectively “Chevron”) (all the Debtors’ agreements with Chevron, collectively, the “Chevron Agreements”) shall be deemed assumed and affirmed upon the occurrence of the Effective Date.  The Debtors and Reorganized Debtors shall continue to have and perform the obligations, if any, under the Chevron Agreements in accordance with their terms.  Subject to Section 365(e) of the Bankruptcy Code in connection with these Chapter 11 Cases, all rights and claims of the parties under the Chevron Agreements are expressly preserved and nothing in, about or related to these Chapter 11 Cases (including but not limited to the confirmation of the Plan and the entry of the Confirmation Order) shall prevent the parties from maintaining, asserting or pursuing any right, claim or defense against the other party arising under the Chevron Agreements (including but not limited to audit rights or claims arising from any audit).  Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in these Chapter 11 Cases, nothing in, about or related to these Chapter 11 Cases (including, but not limited to, the confirmation of the Plan and entry of the Confirmation Order) releases any entity from any claim, defense or Cause of Action of Chevron. For clarity, Chevron is deemed to have opted out of the releases set forth in Article VIII.C of the Plan, and Chevron shall not be a “Released Party” or otherwise receive any benefits of the releases.

EE.	Provisions Regarding the Chubb Companies.

122.            Notwithstanding anything to the contrary in this Confirmation Order, the Disclosure Statement, the Plan, the Plan Supplement, the Definitive Documents, the Restructuring Support Agreement, the Amended Restructuring Support Agreement, any exit facility documents, any cure notice, any bar date notice or claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

a.	on the Effective Date, the Debtors shall be deemed to have assumed all Insurance Policies that have been issued or entered into at any time by ACE American Insurance Company, Federal Insurance Company, and/or each of their U.S.-based affiliates and successors (collectively, the “Chubb Companies”) in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code (collectively, the “Chubb Insurance Policies”);

b.	all Chubb Insurance Policies shall revest in the Reorganized Debtors (provided, however, that only those Chubb Insurance Policies issued to Valaris as the first named insured shall vest in New Valaris Holdco and that New Valaris Holdco shall only be entitled to coverage under a Chubb Insurance Policy if such Chubb Insurance Policy vests in New Valaris Holdco), unaltered, other than that on and after the Effective Date, the Reorganized Debtors shall be liable in full for all debts, obligations, and liabilities of the Debtors (and, after the Effective Date, of the Reorganized Debtors) under the Chubb Insurance Policies, regardless of when such debts, obligations, and liabilities arise, without the need for the Chubb Companies to file a Proof of Claim, an Administrative Claim, a Cure Claim or to object to any cure amount (and, for the avoidance of doubt, the Chubb Companies shall not be subject to any claims bar date or similar deadline governing cure amounts), and thereafter the applicable Reorganized Debtors may, subject to and in accordance with the terms of the Chubb Insurance Policies and applicable non-bankruptcy law, resolve any Claims covered or potentially covered by the Chubb Insurance Policies or resolve any Causes of Action, if any, in connection with the Chubb Insurance Policies, provided, however, that nothing shall alter, amend, impair or otherwise modify the Chubb Companies’ rights, if any, to investigate, handle, adjust, or control the defense and settlement of any Claims covered or potentially covered by the Chubb Insurance Policies;

c.	nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Chubb Companies, the Debtors (or, after the Effective Date, the applicable Reorganized Debtor), or any other individual or entity, as applicable, under any Chubb Insurance Policies; and

d.	the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (1) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (2) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (3) the Chubb Companies to collect from any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Chubb Insurance Policies, in such order as Chubb may determine, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Policies; and (4) the Chubb Companies to cancel any Chubb Insurance Policies, and take other actions relating to the Chubb Insurance Policies (including effectuating a setoff), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Policies.

FF.	Provisions Regarding Certain Texas Taxing Authorities.

123.            Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Allowed Claims of Cypress-Fairbanks Independent School District, Dallas County, Harris County, Irving Independent School District, Jefferson County, Northwest Harris County MUD #24, Tarrant County, Greens Parkway Municipal Utility District, Sabin Pass Independent School District, Austin County Appraisal District, Brazoria County Tax Office, Channelview Independent School District, City of Houston, Klein Independent School District, Sheldon Independent School District, Galena Park Independent School District, Waller County, Hempstead Independent School District, Waller-Harris Emergency Services District #200, Waller County FM, Fort Elliot Consolidated Independent School District, Montague County Appraisal District, Montague County Tax Office (collectively, the “Texas Taxing Authorities”) shall be classified as “Other Secured Claims” and paid in full in cash, to the extent not otherwise paid, on the later of (a) the date the Texas Taxing Authorities’ Allowed Claims become due pursuant to the Texas Tax Code in the ordinary course of business (subject to any applicable extensions, grace periods, or similar rights under the Texas Tax Code), and (b) within ten business days after the Effective Date (or as soon as reasonably practicable thereafter).  The Texas Taxing Authorities’ Claims shall include all accrued interest properly charged under applicable non-bankruptcy law through the date of payment, to the extent the Texas Tax Code provides for interest with respect to any portion of the Texas Taxing Authority Claims. With respect to the Texas Taxing Authorities’ Claims, the prepetition and postpetition tax liens, if any, of the Texas Taxing Authorities, to the extent they are entitled to such liens, shall be expressly retained in accordance with applicable non-bankruptcy law until the Texas Taxing Authorities’ Claims are paid in full.  Any post-petition ad valorem tax liabilities incurred by the Debtors after the Petition Date shall be paid by the Debtors in the ordinary course of business in accordance with applicable law without the need of the Texas Taxing Authorities to file an administrative expense claim and/or request for payment. All rights and defenses of the Debtors and the Reorganized Debtors under non-bankruptcy law are fully reserved and preserved with respect to such Texas Taxing Authorities’ Claims.

GG.	Provisions Regarding the Department of Justice, Environmental Protection Agency.

124.            Nothing in this Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim” as defined in 11 U.S.C. § 101(5) (“Claim”); (ii) any Claim of a Governmental Unit arising on or after the Effective Date: (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after the Effective Date; or (iv) any liability to a Governmental Unit on the part of any non-debtor.  Nor shall anything in this Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Notwithstanding any provision of the Plan, this Order, or any implementing or supplementing plan documents, the United States’ setoff rights under federal law as recognized in section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected.  Nothing in this Order or the Plan divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Order or the Plan to adjudicate any defense asserted under this Order or the Plan.

HH.	Provisions Regarding the Texas Comptroller, TWC, and Louisiana DOR.

125.            With respect to the Texas Comptroller of Public Accounts (“Texas Comptroller”), Texas Workforce Commission (“TWC”), and Louisiana Department of Revenue (“Louisiana DOR”) (collectively, the “Taxing Authorities”), notwithstanding any term in the Plan, this Confirmation Order or the Restructuring Support Document and/or Amended Restructuring Support Document to the contrary:

a.	the setoff and recoupment rights of the Taxing Authorities are preserved under section 553 of the Bankruptcy Code;

b.	the Taxing Authorities shall not in any way be enjoined or otherwise prevented from collecting any liabilities from any third party liable with any Debtor on any claims filed by Texas Comptroller, TWC and Louisiana DOR, respectively, provided, however, the estate shall receive full credit for any payments collected from such third party; for the avoidance of all doubt, the Taxing Authorities have opted out of the Third-Party Releases at Article VIII.C of the Plan and such releases shall not apply to the Taxing Authorities;

c.	pursuant to section 503(b)(1)(D) of the Bankruptcy Code, the Taxing Authorities shall not be required to file a request for payment of an Administrative Claim with respect to liabilities which have already come due, or which will be coming due, post-petition;

d.	(i) all delinquent pre-petition tax returns due to the Taxing Authorities, shall be filed with the respective taxing authority within 120 days of the Effective Date; (ii) the Taxing Authorities are not required to estimate any tax liabilities prior to the filing of such returns or the completion of any pending audit; (iii) pursuant to Article VII.A of the Plan, the amounts and validity of any pre-petition tax liabilities owed to the Taxing Authorities, specifically including those resulting from audits or the filing of delinquent returns, shall be resolved in the ordinary course of business as if these Chapter 11 cases had not been commenced; and (iv) such audits shall be completed, and such returns shall be reviewed, processed, and adjusted as may be necessary, pursuant to applicable state law in the ordinary course of business, and for the avoidance of all doubt, the Taxing Authorities shall not be required to amend their claims;

e.	(i) any and all post-petition tax returns and payments which are due to the Taxing Authorities on or before the Effective Date shall be filed with and payment shall be remitted to the respective taxing authority by the Effective Date as required by title 28 USC §§ 959 and 960 and 11 U.S.C. § 1129(a)(9)(A); (ii) any and all post-petition tax returns and payments which come due after the Effective Date, shall be timely filed and paid in accordance with the respective state’s laws; and (iii) any and all post-petition tax, payments shall include all interest and penalty due under the respective state laws and allowable under section 503(b)(1)(B) and (C) and relevant case law;

f.	for the avoidance of all doubt, Article VI.A, Article VI.I, and Article VII.H of the Plan shall not be applicable to any liabilities owed to the Taxing Authorities;

g.	for the avoidance of all doubt, with respect to Article VII.A of the Plan, all claims of the Taxing Authorities shall only be considered Disputed without further action by the Debtors for purposes of this Bankruptcy Case and Distributions thereunder, and upon the Effective Date, the claims of the Taxing Authorities shall be deemed withdrawn or expunged only as to the Claim’s Agent Registry, and Disputes as to such claims shall be resolved pursuant to applicable non-bankruptcy law;

h.	to the extent the claims of any of the Taxing Authorities entitled to priority treatment pursuant to section 507(a)(8) of the Bankruptcy Code are not paid in full in cash on the Effective Date, such taxing authority’s Priority Tax Claims shall, at minimum, be paid by regular, quarterly installment payments (to commence on the first day of the first calendar quarter following the Effective Date or the first date of the first calendar quarter following the date such claim becomes and Allowed Priority Tax Claim, whichever is later) in cash (including applicable interest required by section 1129(a)(9)(C) of the Bankruptcy Code at the interest rate required by section 511 of the Bankruptcy Code) and continuing each consecutive calendar quarter thereafter in an amount sufficient to allow such claim to be paid in full over a period not to exceed five years from the Petition Date;

i.	(i) a failure by the Reorganized Debtors to file any return required in (d) or (e) hereinabove, or to make any payment required by the Plan as outlined in (h) hereinabove, to either of the Taxing Authorities shall be an Event of Default as to the respective taxing authority; (ii) if the Reorganized Debtor fails to cure an Event of Default within ten (10) calendar days after service of written notice of default from the respective taxing authority, the respective tax authority may (A) enforce the entire amount of its claims, (B) exercise all rights and remedies under applicable non-bankruptcy law, and/or (C) seek such relief as may be appropriate in this court; (iii) notice of the default shall be served by the respective taxing authority on the Debtors or the Reorganized Debtors, as applicable, and Counsel to the Debtors in accordance with the Plan;

j.	for the avoidance of all doubt, the Reorganized Debtors are not relieved of the responsibility of complying with the laws of the respective jurisdictions for withdrawal from doing business or dissolution, and closing any applicable tax account with the respective taxing authority upon doing so; and

k.	Article VI.E of the Plan shall not be applicable to the Taxing Authorities; for the avoidance of all doubt, all payment shall be made to the address on the proof of claim filed with the court and all interest shall continue to accrue on all claims (whether secured, pre-petition priority or administrative priority) filed by the Taxing Authorities until such payments are actually received by the respective taxing authority and no such payments shall become unclaimed property of the estate.

126.            All rights and defenses of the Debtors and the Reorganized Debtors under non-bankruptcy law are fully reserved and preserved with respect to such Taxing Authorities’ Claims.

II.	Provisions Regarding the Pride Bonds.

127.            Notwithstanding anything to the contrary contained in the Plan or the Confirmation Order, all Pride Bond Claims held by any of the Debtors shall be, and hereby are, disallowed in their entirety, and such Holders of Pride Bond Claims shall not be entitled to receive any distributions under the Plan on account of such Holders’ Pride Bond Claims.  To ensure that none of the Debtors receive distributions under the Plan on account of such Holders’ disallowed Pride Bond Claims, the Debtors shall cause any and all Pride Notes beneficially owned by any of the Debtors to be delivered to the applicable Notes Trustee under the Pride Notes Indenture for cancellation on or before the date that is five (5) business days prior to the earlier of (i) the Effective Date, or (ii) any record date for purposes of making distributions to Holders of Allowed Pride Bond Claims under the Plan.  Upon such delivery, the indebtedness represented by such Pride Notes shall be deemed to be satisfied pursuant to section 3.08 of the Pride Notes Indenture.  Nothing in this paragraph shall alter, amend, or reduce the Allowed amount of the Pride Bond Claims as set forth in the Plan, which Allowed amount reflects the total amount of the Pride Bond Claims less the amount of disallowed Pride Bond Claims held by the Debtors.

JJ.	Replacement or Cash Collateralization of the Credit Facility Letters of Credit.

128.            On or prior to the Effective Date, all Credit Facility Letters of Credit shall be replaced or cash collateralized pursuant to the terms of the Credit Facility. Notwithstanding the cancellation and release of the Credit Facility Claims in accordance with the terms of the Plan, the Credit Agreement shall continue in full force and effect solely to the extent described in Article IV.G. of the Plan, including, without limitation, to the extent necessary to allow for the cash collateralization or replacement of Credit Facility Letters of Credit including the continued application of letter of credit fees until a letter of credit is drawn or terminated, as well as to preserve all rights, remedies, indemnities, powers and protection of the Credit Facility Agent under the Credit Agreement as against any person or Entity other than the Debtors and to allow the Credit Facility Agent to appear and be heard in the Chapter 11 Cases, or in any proceeding in the Bankruptcy Court or any other court.

KK.	Distributions on Account of the Credit Facility Claims.

129.            All distributions to the Holders of Allowed Credit Facility Claims shall be made by the Distribution Agent (in the case of Cash by wire transfer) directly to the Holders of such Claims as reflected on the records of the Credit Facility Agent as of the Effective Date. Notwithstanding anything to the contrary herein or in the Plan, New Valaris Holdco (or any of its subsidiaries), the Debtors, the Reorganized Debtors, the Credit Facility Agent, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

LL.	Effect of Non-Occurrence of Conditions to the Effective Date.

130.            Notwithstanding the entry of this Confirmation Order, if the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan, the Disclosure Statement, or the Disclosure Statement Supplement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (b) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

MM.	Waiver of 14-Day Stay.

131.            Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective and enforceable immediately upon its entry and not subject to any stay.

NN.	Post-Confirmation Modification of the Plan.

132.            Subject to the limitations and terms contained in the Plan, the Amended Restructuring Support Agreement, and the Backstop Agreement (including the approval and consent rights contained in such respective documents), and subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors are hereby authorized to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

OO.	Final Order.

133.            This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

Houston, Texas
Dated: March 3, 2021
/s/ Marvin Isgur
MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VALARIS PLC, et al.,[1]	)	Case No. 20-34114 (MI)
)
Debtors.	)	(Jointly Administered)
)
Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization (TECHNICAL MODIFICATIONS)

JACKSON WALKER L.L.P.	KIRKLAND & ELLIS LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)	KIRKLAND & ELLIS INTERNATIONAL LLP
Kristhy M. Peguero (TX Bar No. 24102776)	Anup Sathy, P.C. (admitted pro hac vice)
Genevieve Graham (TX Bar No. 24085340)	Ross M. Kwasteniet, P.C. (admitted pro hac vice)
1401 McKinney Street, Suite 1900	Spencer A. Winters (admitted pro hac vice)
Houston, Texas 77010	300 North LaSalle Street
Telephone: (713) 752-4200	Chicago, Illinois 60654
Facsimile: (713) 752-4221	Telephone: (312) 862-2000
Email: mcavenaugh@jw.com	Facsimile: (312) 862-2200
kpeguero@jw.com ggraham@jw.com	Email: anup.sathy@kirkland.com ross.kwasteniet@kirkland.com spencer.winters@kirkland.com
Co-Counsel to the Debtors and Debtors in Possession	Co-Counsel to the Debtors and Debtors in Possession
Dated: March 2, 2021

1        A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at http://cases.stretto.com/Valaris.  The location of Debtor Ensco Incorporated’s principal place of business and the Debtors’ service address in these chapter 11 cases is 5847 San Felipe Street, Suite 3300, Houston, Texas 77057.

TABLE OF CONTENTS

Page

Page	i

INTRODUCTION	1

ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES		1
A.	Defined Terms	1
B.	Rules of Interpretation	16
C.	Computation of Time	17
D.	Governing Law	17
E.	Reference to Monetary Figures	17
F.	Reference to the Debtors or the Reorganized Debtors	17
G.	Restructuring Support Agreement Party Consent Rights and Controlling Documents	17

ARTICLE II ADMINISTRATIVE AND PRIORITY CLAIMS		18
A.	DIP Claims	18
B.	Administrative Claims	18
C.	Professional Fee Claims	19
D.	Priority Tax Claims	20

ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS		20
A.	Classification of Claims and Interests	20
B.	Treatment of Classes of Claims and Interests	21
C.	Special Provision Governing Unimpaired Claims	26
D.	Elimination of Vacant Classes	26
E.	Subordinated Claims	26
F.	Intercompany Interests	26
G.	Controversy Concerning Impairment	26
H.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	27

ARTICLE IV PROVISIONS FOR IMPLEMENTATION OF THE PLAN		27
A.	General Settlement of Claims and Interests	27
B.	Restructuring Transactions	27
C.	Sources of Consideration for Plan Distributions	28
D.	Corporate Action	32
E.	Corporate Existence	33
F.	Vesting of Assets in the Reorganized Debtors	33
G.	Cancellation of Notes, Instruments, Certificates, and Other Documents	33
H.	Effectuating Documents; Further Transactions	34
I.	New Organizational Documents	34
J.	Certain Securities Law Matters	35
K.	Exemptions from Certain Taxes and Fees	37
L.	Board of Directors	37
M.	Management Incentive Plan	37
N.	Employee Obligations	37
O.	Qualified Defined Benefit Plan	38
P.	Cancellation of Restricted Stock Units	38
Q.	Preservation of Causes of Action	39
R.	Payment of Notes Trustee Fees	39
S.	Payment of Credit Facility Agent Fees	39
T.	Replacement or Cash Collateralization of Credit Facility Letters of Credit	40

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ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	40

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	40
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	41
C.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed	41
D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	42
E.	Indemnification Provisions	42
F.	Insurance Policies	42
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	43
H.	Reservation of Rights	43
I.	Nonoccurrence of Effective Date	43
J.	Contracts and Leases Entered Into After the Petition Date	43

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS	44

A.	Timing and Calculations of Amounts to Be Distributed	44
B.	Distribution Agent	44
C.	Rights and Powers of Distribution Agent	44
D.	Special Rules for Distributions to Holders of Disputed Claims and Interests	44
E.	Delivery of Distributions	45
F.	Claims Paid or Payable by Third Parties	46
G.	Setoffs and Recoupment	47
H.	Allocation between Principal and Accrued Interest	47
I.	No Postpetition or Default Interest on Claims	47

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS	47

A.	Disputed Claims Process	47
B.	Disputed and Contingent Claims Reserve	48
C.	Claims Administration Responsibilities	48
D.	Estimation of Claims and Interests	48
E.	Time to File Objections to Claims	49
F.	Adjustment to Claims without Objection	49
G.	Disallowance of Claims and Interests	49
H.	Single Satisfaction Rule	49

ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN	50

A.	Discharge of Claims and Termination of Interests	50
B.	Releases by the Debtors	50
C.	Releases by Holders of Claims and Interests	51
D.	Exculpation	51
E.	Injunction	52
F.	Protection against Discriminatory Treatment	52
G.	Document Retention	52
H.	Release of Liens	52

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	53

A.	Conditions Precedent to the Effective Date	53
B.	Waiver of Conditions Precedent	54
C.	Effect of Non-Occurrence of Conditions to Consummation	54

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	54

A.	Modification of Plan	54
B.	Effect of Confirmation on Modifications	54
C.	Revocation or Withdrawal of Plan	54

ARTICLE XI RETENTION OF JURISDICTION	55

ARTICLE XII MISCELLANEOUS PROVISIONS	56

A.	Immediate Binding Effect	56
B.	Additional Documents	56

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C.	Payment of Statutory Fees	56
D.	Payment of Additional Restructuring Fees	57
E.	Reservation of Rights	57
F.	Successors and Assigns	57
G.	Service of Documents	57
H.	Term of Injunctions or Stays	58
I.	Entire Agreement	58
J.	Plan Supplement	58
K.	Non-Severability	58
L.	Votes Solicited in Good Faith	59
M.	Waiver or Estoppel	59
N.	Creditor Default	59
O.	Dissolution of the Creditors Committee	59
P.	Closing of Chapter 11 Cases	60

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INTRODUCTION

Valaris plc and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each a “Debtor,” and collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article I.A hereof. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III hereof shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING, WITHOUT LIMITATION, UNDER ARTICLE IV HEREOF) IN FULL.

THE ISSUANCE OF ANY SECURITIES REFERRED TO IN THIS PLAN SHALL NOT CONSTITUTE AN INVITATION OR OFFER TO SELL, OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY, ANY SECURITIES IN CONTRAVENTION OF APPLICABLE LAW IN ANY JURISDICTION. NO ACTION HAS BEEN TAKEN, NOR WILL BE TAKEN IN ANY JURISDICTION THAT WOULD PERMIT A PUBLIC OFFERING OF ANY SECURITIES REFERRED TO IN THIS PLAN IN ANY JURISDICTION WHERE SUCH ACTION FOR THAT PURPOSE IS REQUIRED.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.            Defined Terms

As used in this Plan, the following terms shall have the meanings set forth below.

1.            “2020 Notes” means the 6.875% Senior Notes due 2020, issued by Pride International LLC, a Delaware limited liability company.

2.            “2021 Notes” means the 4.700% Senior Notes due 2021, originally issued by Ensco plc (now Valaris), a public limited company organized under the laws of England and Wales.

3.            “2022 Notes” means the 4.875% Senior Notes due 2022, originally issued by Rowan Companies, Inc., a Delaware corporation.

4.           “2026 Notes” means the 7.75% Senior Notes due 2026, originally issued by Ensco plc (now Valaris), a public limited company organized under the laws of England and Wales.

5.            “2027 Debentures” means the 7.20% Debentures due 2027, issued by ENSCO International Incorporated, a Delaware corporation.

6.            “2040 Notes” means the 7.875% Senior Notes due 2040, issued by Pride International LLC, a Delaware limited liability company.

7.            “2042 Notes” means the 5.40% Senior Notes due 2042, originally issued by Rowan Companies, Inc., a Delaware corporation.

8.            “3.0% 2024 Notes” means the Exchangeable 3.0% Senior Notes due 2024, issued by Ensco Jersey Finance Limited, a Jersey corporation.

9.            “4.5% 2024 Notes” means the 4.50% Senior Notes due 2024, originally issued by Ensco plc (now Valaris), a public limited company organized under the laws of England and Wales.

10.          “4.75% 2024 Notes” means the 4.75% Senior Notes due 2024, originally issued by Rowan Companies, Inc., a Delaware corporation.

11.          “5.85% 2044 Notes” means the 5.85% Senior Notes due 2044, originally issued by Rowan Companies, Inc., a Delaware corporation.

12.         “5.2% 2025 Notes” means the 5.20% Senior Notes due 2025, originally issued by Ensco plc (now Valaris), a public limited company organized under the laws of England and Wales.

13.          “5.75% 2044 Notes” means the 5.75% Senior Notes due 2044, originally issued by Ensco plc (now Valaris), a public limited company organized under the laws of England and Wales.

14.          “7.375% 2025 Notes” means the 7.375% Senior Notes due 2025, originally issued by Rowan Companies, Inc., a Delaware corporation.

15.         “8.0% 2024 Notes” means the 8.00% Senior Notes due 2024, originally issued by Ensco plc (now Valaris), a public limited company organized under the laws of England and Wales.

16.          “Ad Hoc Group” means the ad hoc group of noteholders represented by Kramer Levin Naftalis & Frankel LLP, Akin Gump LLP, Houlihan Lokey, and Porter Hedges LLP.

17.         “Additional Backstop Equity” means, collectively, the Lender Equity Backstop Premium and the Senior Noteholders Equity Backstop Premium.

18.          “Administration” means an administration of Valaris under Part II of the Insolvency Act 1986 (United Kingdom).

19.          “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all payments afforded administrative expense treatment under the Backstop Agreement.

20.          “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Fee Claims, shall be thirty days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be forty-five days after the Effective Date.

21.         “Administrator” means any person appointed under Schedule B1 of the Insolvency Act 1986 (United Kingdom) to manage the affairs, business and property of Valaris pursuant to an Administration.

22.          “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

23.          “Agent” means any administrative agent, collateral agent, trustee, or similar Entity under the Credit Facility and the DIP Credit Agreement, including any permitted successors thereto.

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24.          “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim timely Filed by the Claims Bar Date (or for which Claim a Proof of Claim is not required under the Plan, the Bankruptcy Code, or a Final Order of the Court); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely filed; or (c) a Claim Allowed pursuant to the Plan, any stipulation approved by the Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court or, if such an objection is so interposed, such Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Court, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claims or Interests. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. For the avoidance of doubt, a Proof of Claim Filed after the Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings.

25.          “Amended Restructuring Support Agreement” means that certain Amended Restructuring Support Agreement, dated as of February 5, 2021, by and among the Debtors and the Consenting Creditors, including all exhibits and attachments thereto.

26.         “Assumption List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be assumed or assumed and assigned by the Reorganized Debtors pursuant to the Plan, which list shall be included in the Plan Supplement.

27.          “Backstop Agreement” means that certain backstop commitment agreement by and among the Backstop Parties, Valaris, and the other Debtor parties thereto, as amended by that certain amended backstop commitment agreement, dated February 5, 2021, by and among the Backstop Parties, Valaris, and the other Debtor parties thereto, as may be further amended, supplemented, or modified from time to time, setting forth, among other things, the terms and conditions of the Rights Offering and the Backstop Commitments, attached as Exhibit 2 to the Restructuring Term Sheet.

28.          “Backstop Commitments” means the commitments, on the terms set forth in the Backstop Agreement, of the Backstop Parties thereto to backstop the Rights Offering and in an amount equal to the amount of the New Secured Notes, in the aggregate.

29.          “Backstop Parties” means, collectively, the Senior Notes Backstop Parties and the Lender Backstop Parties.

30.         “Backstop Premium” means, collectively, the Lender PIK Notes Backstop Premium and the Senior Noteholders PIK Notes Backstop Premium.

31.          “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

32.          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

33.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

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34.          “Base Treatment Credit Facility Claims” means the aggregate of Non-Consenting Credit Facility Claims and Consenting Base Treatment Credit Facility Claims.

35.          “Business Day” means any day, other than a Saturday, Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

36.          “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

37.          “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include:  (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

38.          “Chapter 11 Cases” means the procedurally consolidated cases filed or to be filed (as applicable) for the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

39.          “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

40.          “Claims Bar Date” means December 23, 2020.

41.          “Claims Register” means the official register of Claims against the Debtors maintained by the Notice and Claims Agent.

42.          “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

43.          “Commitment Fee Notes” has the meaning set forth in Article IV.C.1 herein.

44.          “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases.

45.          “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

46.          “Confirmation Hearing” means the hearing(s) held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court will consider Confirmation of the Plan.

47.          “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

48.          “Consenting Base Treatment Credit Facility Claims” means Credit Facility Claims held by Consenting Base Treatment Lenders.

49.          “Consenting Base Treatment Distributable Shares” means an amount of RCF Base Treatment Distributable Shares equal to the aggregate of RCF Base Treatment Distributable Shares multiplied by a fraction (i) the numerator of which is the aggregate principal amount of Consenting Base Treatment Credit Facility Claims minus $96,053,481.87 and (ii) the denominator of which is the aggregate principal amount of Base Treatment Credit Facility Claims minus $96,053,481.87.

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50.          “Consenting Base Treatment Lender” means a Consenting Lender that is not a New Money Participating Credit Facility Creditor.

51.          “Consenting Lender Base Treatment Pool” means: (i) $96,053,481.87 in Cash and (ii) the Consenting Base Treatment Distributable Shares.

52.          “Consenting Creditors” has the meaning set forth in the Amended Restructuring Support Agreement.

53.          “Consenting Lenders” has the meaning set forth in the Amended Restructuring Support Agreement.

54.          “Consenting Noteholders” has the meaning set forth in the Amended Restructuring Support Agreement.

55.          “Consummation” means the occurrence of the Effective Date.

56.          “Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of May 7, 2013, among Valaris and Pride International, Inc., as borrowers, the banks party thereto, Citibank, N.A., as administrative agent, DNB Bank ASA, as syndication agent, Deutsche Bank Securities Inc., HSBC Bank USA, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and Citibank, N.A., DNB Bank ASA, New York Branch, Deutsche Bank AG New York Branch, HSBC Bank USA, N.A. and Wells Fargo Bank, National Association, each as an issuing bank, as amended, restated, supplemented or modified from time to time.

57.          “Credit Facility” means that certain prepetition unsecured revolving credit facility provided for under the Credit Agreement.

58.          “Credit Facility Agent” means Citibank, N.A., or its duly appointed successor as administrative agent under the Credit Facility.

59.          “Credit Facility Agent Charging Lien” means any Lien or priority of payment to which the Credit Facility Agent is entitled under the Credit Agreement against distributions to be made to holders of Credit Facility Claims.

60.         “Credit Facility Agent Fees” means all compensation, fees, expenses, and disbursements, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Credit Facility Agent, including under any Fee Letter (as defined in the Credit Agreement) whether before or after the Petition Date or before or after the Effective Date.

61.          “Credit Facility Claim” means any Claim against any Debtor with respect to: (a) the Credit Facility and (b) the Credit Agreement entered into pursuant to or in connection with the Credit Facility.

62.          “Credit Facility Letters of Credit” means letters of credit outstanding under the Credit Facility.

63.          “Credit Facility New Valaris Equity” means the RCF Participation Distributable Shares and the RCF Base Treatment Distributable Shares.

64.          “Creditors Committee” means the statutory committee of unsecured creditors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee, pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 173] on September 3, 2020 and represented by Morrison & Foerster LLP and Norton Rose Fulbright US LLP.

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65.          “Creditors Committee Member” means each Entity that is a member of the Creditors Committee.

66.          “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

67.          “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.B of the Plan.

68.          “Definitive Documents” means the documents listed in Section 3.01 of the Amended Restructuring Support Agreement.

69.          “DIP Agent” means collectively, the security trustee, the administrative agent, and the collateral agent under the DIP Credit Agreement.

70.          “DIP Claims” means any Claim on account of or arising under in connection with any of the DIP Facility Documents.

71.          “DIP Credit Agreement” means that certain senior secured superpriority debtor-in-possession credit agreement, dated September 25, 2020, as amended, supplemented, amended and restated, supplemented or modified from time to time, by and among the Debtors, the DIP Agent, and the DIP Lenders, as approved by the DIP Order.

72.         “DIP Facility” means the $500,000,000 superpriority senior secured credit facility provided by the DIP lenders pursuant to the DIP Credit Agreement.

73.         “DIP Facility Documents” means the DIP Credit Agreement and any other documents and agreements entered into in connection with the DIP Credit Agreement or the incurrence of the DIP Facility and any orders of the Bankruptcy Court related thereto or entered in connection therewith.

74.          “DIP Lenders” means, collectively, the lenders party to the DIP Credit Agreement from time to time, solely in their capacity as such.

75.          “DIP Order” means the Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Granting Liens and Providing Superpriority Administrative Expense Status, (C) Modifying the Automatic Stay, and (D) Granting Related Relief [Docket No. 274].

76.          “Disclosure Statement” means the Disclosure Statement for Debtors’ Joint Chapter 11 Plan of Reorganization, dated as of October 15, 2020, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

77.          “Disputed” means a Claim or an Interest or any portion thereof: (a) that is neither Allowed nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; or (c) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment but has not yet become an Allowed Claim.

78.         “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select (with the reasonable consent of the Required Consenting Creditors) to make or to facilitate distributions, allocations, and/or issuances in accordance with the Plan; provided that the Distribution Agents for the Senior Notes Claims shall be the respective Senior Notes Trustee for such Claims.

79.          “DTC” means the Depository Trust Company, a New York corporation.

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80.          “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A hereof have been satisfied or waived in accordance with Article IX.B hereof.

81.          “Ensco International Bond Claims” means any Claim against any Debtor with respect to the Ensco International Notes.

82.          “Ensco International Notes” means the 2027 Debentures.

83.          “Ensco International Notes Indenture” means that certain indenture (as may be amended, restated, supplemented, or otherwise modified from time to time) dated November 20, 1997 by Ensco International Incorporated, as issuer, and Bankers Trust Company, as predecessor trustee.

84.          “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

85.          “ERISA” means the Employee Retirement Security Act of 1974, as amended, codified at 29 U.S.C. §§1301-1461 (2018), and the regulations promulgated thereunder.

86.         “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

87.          “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as amended.

88.          “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) any Administrator; (d) the Creditors Committee; (e) each Creditors Committee Member; (f) each Backstop Party; (g) the DIP Agent; (h) each DIP Lender; (i) the Credit Facility Agent; (j) each Consenting Creditor; (k) each Notes Trustee; (l) any other statutory committees appointed in the Chapter 11 Cases and each of their respective members; (m) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (n); and (n) each Related Party of each Entity in the foregoing clause (a) through this clause (n).

89.          “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

90.          “Existing Interests in Valaris” means the common stock of Valaris, which is traded and quoted on the OTC Pink Open Marketplace under the symbol “VALPQ,” any and all outstanding and unexercised or unvested warrants, options, or rights to acquire such common stock; provided that, notwithstanding anything to the contrary in Article III hereof, any common stock held in employee benefit trusts established by any member of the Valaris group and any person not entitled to a distribution on account of their Interests pursuant to Article IV.N or Article IV.P hereof, will not be entitled to any distributions under this Plan.

91.         “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Notice and Claims Agent.

92.          “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

93.        “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, is not subject to any pending stay and as to which the time to appeal, move for reargument, reconsideration, or rehearing, or seek certiorari has expired and no appeal, motion for reargument, reconsideration, or rehearing or petition for certiorari has been timely taken or filed, or as to which any appeal that has been taken, motion for reargument, reconsideration, or rehearing that has been granted or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

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94.          “FPO” means the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 of England and Wales, as now in effect or hereafter amended.

95.          “FSMA” means the Financial Services and Markets Act 2000 of England and Wales, as now in effect or hereafter amended.

96.          “General Unsecured Claim” means any unsecured Claim against a Debtor that is not: (a) paid in full prior to the Effective Date pursuant to an order of the Bankruptcy Court; (b) an Administrative Claim; (c) a Credit Facility Claim; (d) a Senior Notes Claim; (e) an Intercompany Claim; (f) a Section 510(b) Claim; (g) an Other Priority Claim; (h) a Secured Claim; (i) a Priority Tax Claim; (j) a Professional Fee Claim; or (k) a Newbuild Claim.

97.          “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

98.          “Harris County Litigation” means the Original Petition captioned UMB Bank v. Darin Gibbins, 2020-18184, Harris County, Texas that was filed on March 19, 2020, as may be amended.

99.          “Holdback” has the meaning set forth in Article IV.C.1 herein.

100.        “Holdback Notes” means $187.5 million of the New Secured Notes.

101.        “Holder” means an Entity holding a Claim or an Interest, as applicable.

102.        “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

103.       “Implementation Mechanisms” means one or more of the implementation mechanisms utilized for the purpose of implementing the Restructuring Transactions in a manner that conforms to and is consistent with the Restructuring Term Sheet and gives effect to or facilitates the implementation of the Plan in the United Kingdom and (if applicable) the Cayman Islands, Jersey, or other jurisdictions, including, but not limited to, Administration and/or ancillary proceedings to the Chapter 11 Cases or the Administration or any of the foregoing including to implement or effect cross-border recognition of the Chapter 11 Cases.

104.       “Indemnification Provisions” means the provisions setting forth the obligations of each Debtor (as applicable) pursuant to its certificate of incorporation, bylaws, or other agreements to indemnify the current and former officers, directors, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors, or such directors, officers, agents, and/or employees, based upon any act or omission relating to the Debtors.

105.        “Insurance Policies” means all insurance policies issued or providing coverage at any time to any of the Debtors or any of their predecessors and all agreements, documents, letters of indemnity, or instruments relating thereto.

106.       “Insurer” means any company or other entity that has issued or entered into an Insurance Policy, any third party administrator, and any respective predecessors and/or affiliates thereof.

107.        “Intercompany Claim” means any Claim against a Debtor held by another Debtor or an Affiliate of a Debtor.

108.        “Intercompany Funding” means any prepetition intercompany transfers of cash, assets, or liabilities between or among Debtor entities and/or their non-Debtor Affiliates.

109.        “Intercompany Interest” means an Interest held by a Debtor or an Affiliate of a Debtor.

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110.        “Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtor, and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

111.        “Jersey Bond Claims” means any Claim against any Debtor with respect to the Jersey Notes.

112.        “Jersey Notes” means the 3.0% 2024 Notes.

113.        “Jersey Notes Indenture” means that certain indenture (as may be amended, restated, supplemented, or otherwise modified from time to time) dated December 12, 2016 by Ensco Jersey Finance Limited, as issuer, Ensco plc (now Valaris plc) as parent guarantor, and Deutsche Bank Trust Company Americas, as predecessor trustee.

114.        “KEIP Order” means the Order (I) Approving the Debtors’ Key Employee Incentive Plan and (II) Granting Related Relief [Docket No. 722].

115.      “KERP Order” means the Order (I) Approving the Debtors’ Key Employee Retention Plan and (II) Granting Related Relief [Docket No. 684].

116.        “Legacy Rowan Bond Claims” means any Claim against any Debtor with respect to the Legacy Rowan Notes.

117.        “Legacy Rowan Notes” means the 2022 Notes, the 2042 Notes, the 4.75% 2024 Notes, the 5.85% 2044 Notes, and the 7.375% 2025 Notes.

118.        “Legacy Rowan Notes Indenture” means that certain indenture (as may be amended, restated, supplemented, or otherwise modified from time to time) dated July 21, 2009 by Rowan Companies, LLC (formerly Rowan Companies, Inc.), as issuer, and U.S. Bank National Association, as trustee, that governs the Legacy Rowan Notes.

119.        “Lender Backstop Parties” means the Holders of Credit Facility Claims party to the Backstop Agreement.

120.        “Lender Equity Backstop Premium” means 0.066% of the total issued and outstanding New Valaris Equity (subject to dilution by, if relevant, the New Warrants, and the Management Incentive Plan) as of the Effective Date.

121.        “Lender PIK Notes Backstop Premium” means $1.214 million of the New Secured Notes reserved for the Backstop Premium.

122.        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

123.        “Liquidation Recovery” means the value of the consideration a holder of a Claim against or Interest in a Debtor would receive or retain if such Debtor were liquidated under chapter 7 of this title as of the Effective Date.

124.        “Management Incentive Plan” means the management incentive plan which shall be implemented by the Reorganized Debtors on the terms set forth in the Management Incentive Plan Term Sheet attached as Exhibit 4 to the Restructuring Term Sheet.

125.      “Merger Transactions” means the prepetition transactions to effectuate the business combination and merger of Ensco plc and Rowan Companies plc.

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126.       “New Money Participating Credit Facility Creditors” has the meaning set forth in the Amended Restructuring Support Agreement.

127.       “New Organizational Documents” means the documents providing for corporate governance of New Valaris Holdco and the Reorganized Debtors, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable).

128.        “New Secured Notes” means the $550 million of first lien secured notes to be issued by New Valaris Holdco comprising (i) the Rights Offering New Secured Notes to be issued in the Rights Offering on the terms set forth in the New Secured Notes Term Sheet attached as Exhibit 1 to the Restructuring Term Sheet and the Rights Offering Procedures, (ii) the Holdback Notes to be issued on the terms set forth in the Backstop Agreement, (iii) the $20 million of Commitment Fee Notes, and (iv) the $30 million of New Secured Notes referred to in Article IV.C.

129.        “New Secured Notes Documents” has the meaning set forth in the Amended Restructuring Support Agreement.

130.        “New Secured Notes Term Sheet” has the meaning set forth in the Restructuring Term Sheet.

131.        “New Valaris Equity” means new common shares or new ordinary shares, as applicable, issued by New Valaris Holdco.

132.       “New Valaris Holdco” means a newly incorporated company that, as of the Effective Date, directly or indirectly will hold the equity interests in the Reorganized Debtors (other than Reorganized Valaris, or any other entity identified in the Restructuring Transactions Memorandum and the UK Implementation Agreement as not being so held).

133.        “New Valaris Holdco Board” means the board of directors (or other applicable governing body) of New Valaris Holdco.

134.        “New Warrant Agreement” means that certain agreement providing for, among other things, the issuance and terms of the New Warrants issued by New Valaris Holdco as set forth in the Restructuring Term Sheet.

135.        “New Warrants” means those certain warrants to purchase New Valaris Equity on the terms set forth in the New Warrant Agreement.

136.       “Newbuild Assumption Term Sheet” means that term sheet attached as Exhibit 1 to the Stipulation Between the Debtors and Daewoo Shipbuilding & Marine Engineering Co., Ltd. Regarding Assumption of Drillship Contracts as Modified and Plan Treatment [Docket No. 890].

137.        “Newbuild Claims” means any claims arising from (a) the Newbuild Debtors’ rejection of the Newbuild Contracts under section 365 of the Bankruptcy Code, if applicable, (b) the termination of Atwood Oceanics Pacific Limited’s guarantee on the Newbuild Contracts, and (c) any fees and expenses incurred by the Shipyard in connection with these chapter 11 cases.

138.        “Newbuild Contracts” means, collectively, the DS-13 Contract and the DS-14 Contract (each as defined in the Newbuild Assumption Term Sheet), as modified by Supplemental Agreement No. 7 for the DS-13 Contract and the DS-14 Contract executed by the Newbuild Debtors and the Shipyard on February 26, 2021.

139.        “Newbuild Debtors” means Alpha Admiral Company and Alpha Archer Company, each respectively as buyer, and Atwood Oceanics Pacific Limited, as guarantor.

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140.        “Newbuild Equity Pool” means 0.50% of the New Valaris Equity, subject to dilution on account of the Management Incentive Plan and the New Warrants, as applicable, which shall be issued to the Shipyard if the Shipyard votes in favor of the Plan.

141.        “Non-Consenting Credit Facility Claims” means Credit Facility Claims held by Non-Consenting Lenders.

142.        “Non-Consenting Lender” means each Holder of an Allowed Credit Facility Claim that is not a Consenting Lender.

143.       “Notes Indentures” means, collectively, the (a) Pride Notes Indenture; (b) Legacy Rowan Notes Indenture; (c) Valaris Notes Indenture; (d) Jersey Notes Indenture; and (e) Ensco International Notes Indenture.

144.        “Notes Trustees” means, collectively, (a) Bank of New York Mellon Trust Company, NA, under the Pride Notes Indenture; (b) U.S. Bank National Association and UMB Bank National Association, under the Legacy Rowan Notes Indenture; (c) Deutsche Bank Trust Company Americas, under the Valaris Notes Indenture; (d) Wilmington Trust N.A., under the Jersey Notes Indenture; and (e) BOKF, NA, under the Ensco International Notes Indenture.

145.        “Notes Trustee Charging Lien” means any Lien or priority of payment to which the Notes Trustees are entitled under their respective Notes Indenture(s) against distributions to be made to holders of Pride Bond Claims, Ensco International Bond Claims, Jersey Bond Claims, Valaris Bond Claims, and/or Legacy Rowan Bond Claims for payment of any Notes Trustee Fees.

146.        “Notes Trustee Fees” means all reasonable compensation, fees, expenses, and disbursements, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Notes Trustees, including, if applicable, in their capacities as paying agent, transfer agent, or security registrar under a Notes Indenture, under their respective Notes Indenture(s), whether before or after the Petition Date or before or after the Effective Date.

147.        “Notice and Claims Agent” means Stretto, the notice, claims, and solicitation agent for the Debtors in the Chapter 11 Cases.

148.        “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

149.        “Other Secured Claims” means any Secured Claim against the Debtors that is not an Administrative Claim.

150.        “Pari Passu Transactions” means the prepetition transactions to make the Legacy Rowan Notes pari passu in right of payment with the other Senior Notes.

151.        “Participation Equity” has the meaning set forth in Article IV.C.1 herein.

152.        “PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, and an agency of the United States established under ERISA.

153.        “Petition Date” means August 19, 2020.

154.        “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan to be filed by the Debtors (as may be amended, supplemented, altered, or modified from time to time on the terms set forth herein), and which includes: (a) the New Organizational Documents; (b) the Restructuring Transactions Memorandum; (c) the identity of the members of the New Valaris Holdco Board and the officers of New Valaris Holdco (to the extent known); (d) the Assumption List; (e) the Rejection List; (f) a schedule of retained causes of action; (g) the Rights Offering Documents; (h) the New Warrant Agreement; (i) the UK Implementation Agreement; (j) the Registration Rights Agreement; and (k) the New Secured Notes Documents, and each of which, for the avoidance of doubt, is subject to the reasonable consent of the Required Consenting Creditors (other than the New Secured Notes Documents, which are subject to the reasonable consent of the Required Consenting Noteholders).

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155.        “Preference Action” means any and all claims or defenses of the Debtors or Reorganized Debtors arising under section 547 of the Bankruptcy Code (but excluding claims or defenses arising under section 547 of the Bankruptcy Code brought as counterclaims or defenses to Claims asserted against the Debtors).

156.        “Pride Allegations” means any Claim or Cause of Action, whether known or unknown, that is asserted or assertable against the Debtors or any of the Debtors’ Related Parties, related to or arising out of: (a) certain of the Debtors’ arbitration with Samsung Heavy Industries in 2016, or the settlement or proceeds thereof; or (b) historical transactions related to the acquisition of Pride Global II by certain of the Debtors.

157.        “Pride Bond Claims” means any Claim against any Debtor with respect to the Pride Notes.

158.        “Pride Notes” means the 2020 Notes and the 2040 Notes.

159.        “Pride Notes Indenture” means that certain indenture (as may be amended, restated, supplemented, or otherwise modified from time to time) dated July 1, 2004 by Pride International, Incorporated (now Pride International LLC), as issuer, and JPMorgan Chase Bank, as predecessor trustee, that governs the Pride Notes.

160.       “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

161.       “Pro Rata” means (i) in the case of distributions from the Consenting Lender Base Treatment Pool, the proportion that an Allowed Claim of a Consenting Base Treatment Lender bears to the aggregate amount of Allowed Claims of Consenting Base Treatment Lenders; (ii) in the case of distributions from the RCF Base Treatment Pool, the proportion that an Allowed Claim of a Non-Consenting Lender bears to the aggregate amount of Allowed Claims held by all Non-Consenting Lenders; (iii) in the case of RCF New Money Participation Treatment provided to New Money Participating Credit Facility Creditors, the proportion that an Allowed Claim of a New Money Participating Credit Facility Creditor bears to the aggregate amount of Allowed Claims of New Money Participating Credit Facility Creditors; and (iv) in all other instances, the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

162.            “Professional” means an Entity retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

163.            “Professional Fee Claims” means all Claims for accrued, contingent, and/or unpaid fees and expenses (including transaction and success fees) incurred by a Professional in the Chapter 11 Cases on or after the Petition Date and through and including the Confirmation Date that the Bankruptcy Court has not denied by Final Order. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Professional Fee Claims.

164.            “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount, provided that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors (other than Reorganized Valaris) to the extent applications are filed after the Effective Date in excess of the amount of Cash funded into the escrow as of the Effective Date.

165.            “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C hereof.

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166.            “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

167.            “Proof of Interest” means a proof of Interest filed in any of the Debtors in the Chapter 11 Cases.

168.            “Prospectus Regulation” means Regulation (EU) No 2017/1129 of the European Parliament and of the European Council of 14 June 2017, as now in effect or hereafter amended or superseded, and the rules and regulations promulgated thereunder (and including any successor legislation in effect at any time in the United Kingdom).

169.            “PRR” means the prospectus regulation rules made by the United Kingdom Financial Conduct Authority pursuant to Part VI of FSMA (as set forth in the FCA Handbook), as now in effect or hereafter amended.

170.            “RCF Base Treatment Distributable Shares” means 22.980% of the New Valaris Equity, subject to dilution on account of the Management Incentive Plan and the New Warrants, as applicable.

171.            “RCF Base Treatment Pool” means an allocation of RCF Base Treatment Distributable Shares equal to the aggregate of the RCF Base Treatment Distributable Shares minus the Consenting Base Treatment Distributable Shares.

172.            “RCF Guarantee” means the guarantee of the Credit Facility by each of Rowan Rigs S.à r.l. and Rowan Offshore Luxembourg S.à r.l.

173.            “RCF New Money Participation Treatment” means a Pro Rata share of: (i) RCF Participation Distributable Shares, (ii) 2.427% of the New Secured Notes (and associated Participation Equity offered in the Rights Offering), and (iii) $7,802,007.88 in Cash.

174.            “RCF Participation Distributable Shares” means 5.340% of the New Valaris Equity, subject to dilution on account of the Management Incentive Plan and the New Warrants, as applicable.

175.            “Registration Statement” has the meaning set forth in Article IV.J herein.

176.            “Registration Rights Agreement” means, collectively, the registration rights agreements to be entered into on the Effective Date by New Valaris Holdco and the Backstop Parties, the terms of which shall be consistent with the Restructuring Term Sheet and the Backstop Agreement and subject to the consent rights set forth in the Amended Restructuring Support Agreement and the Backstop Agreement.

177.            “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

178.            “Rejection List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan, which list shall be included in the Plan Supplement.

179.            “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

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180.            “Released Party” means, collectively, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor (including New Valaris Holdco); (c) each Notes Trustee; (d) the DIP Agent; (e) each DIP Lender; (f) each Consenting Creditor; (g) the Credit Facility Agent; (h) each Backstop Party; (i) any Administrator; (j) the Creditors Committee; (k) each Creditors Committee Member; (l) each current and former Affiliate of each Entity in the foregoing clause (a) through the following clause (m); and (m) each Related Party of each Entity in the foregoing clause (a) through this clause (m); provided that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the release contained in Article VIII.C hereof; or (y) timely objects to the releases contained in Article VIII.C hereof and such objection is not resolved before Confirmation.

181.            “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each Notes Trustee; (d) the DIP Agent; (e) each DIP Lender; (f) each Consenting Creditor; (g) the Credit Facility Agent; (h) each Backstop Party; (i) the Creditors Committee; (j) each Creditors Committee Member; (k) all Holders of Claims; (l) all Holders of Interests; (m) each current and former Affiliate of each Entity in foregoing clause (a) through the following clause (n); and (n) each Related Party of each Entity in the foregoing clause (a) through this clause (n); provided that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article VIII.C hereof; or (y) timely objects to the releases contained in Article VIII.C hereof and such objection is not resolved before Confirmation.

182.            “Released Preference Action Party” means, each of, and in each case in its capacity as such, Holders of General Unsecured Claims who are Releasing Parties and against which the Debtors possess Preference Actions.

183.            “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Valaris and New Valaris Holdco.

184.            “Reorganized Valaris” means Valaris or any successor or assign, by merger, consolidation, or otherwise, on or after the Effective Date (but shall not include New Valaris Holdco).

185.            “Required Consenting Creditors” has the meaning set forth in the Amended Restructuring Support Agreement.

186.            “Required Consenting Lenders” has the meaning set forth in the Amended Restructuring Support Agreement.

187.            “Required Consenting Noteholders” has the meaning set forth in the Amended Restructuring Support Agreement.

188.            “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of August 18, 2020, by and among the Debtors and the Consenting Noteholders, and the other parties who signed the signature pages thereto, including all exhibits and attachments thereto.

189.            “Restructuring Term Sheet” means the Restructuring Term Sheet attached as Exhibit A to the Restructuring Support Agreement, as amended by the Amended Restructuring Term Sheet attached as Exhibit A to the Amended Restructuring Support Agreement.

190.            “Restructuring Transactions” means the transactions described in Article IV.B hereof.

191.            “Restructuring Transactions Memorandum” means a document, to be included in the Plan Supplement, that sets forth the material components of the Restructuring Transactions and a description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with the Plan, including the reorganization of the Debtors and issuance of the New Valaris Equity, through the Chapter 11 Cases, the Plan, or any Implementation Mechanism (including, in the United Kingdom, through the Administration).

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192.            “Rights Offering” means the rights offering of the Rights Offering New Secured Notes on the terms and conditions set forth in the Restructuring Term Sheet and the Rights Offering Documents. The Rights Offering will be backstopped by the Backstop Parties on the terms set forth in the Backstop Agreement.

193.            “Rights Offering Documents” means collectively, the Backstop Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection with the Rights Offering, including the Rights Offering Procedures.

194.            “Rights Offering New Secured Notes” means $312.5 million of the New Secured Notes.

195.            “Rights Offering Procedures” means those certain rights offering procedures with respect to the Rights Offering, which rights offering procedures shall be set forth in the Rights Offering Documents.

196.            “Section 510(b) Claims” means any Claim or Interest against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract.

197.            “Secured Claim” means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code; or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

198.            “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

199.            “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

200.            “Senior Notes” means, collectively, the 2020 Notes, the 2021 Notes, the 2022 Notes, the 4.5% 2024 Notes, the 3.0% 2024 Notes, the 4.75% 2024 Notes, the 8.0% 2024 Notes, the 5.2% 2025 Notes, the 7.375% 2025 Notes, the 2026 Notes, the 2027 Debentures, the 2040 Notes, the 2042 Notes, the 5.85% 2044 Notes, and the 5.75% 2044 Notes.

201.            “Senior Notes Backstop Parties” means the Holders of Senior Notes Claims party to the Backstop Agreement.

202.            “Senior Notes Claim” means any Claim on account of the Senior Notes. For the avoidance of doubt, each Senior Notes Claim shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the applicable Senior Notes on the Petition Date, including without limitation any accrued interest and fees paid (or payable) in kind through such date, and (ii) all interest accrued and unpaid as of the Petition Date.

203.            “Senior Notes Distributable Pool” means (a) 38.980% of the New Valaris Equity, subject to dilution on account of the Management Incentive Plan, the Newbuild Equity Pool, and the New Warrants, as applicable, and (b) 97.573% of the Subscription Rights.

204.            “Senior Noteholders Equity Backstop Premium” means 2.634% of the total issued and outstanding New Valaris Equity (subject to dilution by, if relevant, the New Warrants and the Management Incentive Plan) as of the Effective Date.

205.            “Senior Noteholders PIK Notes Backstop Premium” means $48.786 million of the New Secured Notes reserved for the Backstop Premium.

206.            “Shipyard” means Daewoo Shipbuilding & Marine Engineering Co., Ltd.

207.            “Subscription Rights” means the rights provided to eligible record Holders of Senior Notes Claims consistent with the Restructuring Term Sheet, Rights Offering Documents, and Backstop Agreement to participate in the Rights Offering and the right and obligation of the New Money Participating Credit Facility Creditors to subscribe for New Secured Notes.

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208.            “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.C of the Plan.

209.            “UK Implementation Agreement” means that certain UK Implementation Agreement, a substantially final form of which shall be included in the Plan Supplement, which sets out the Implementation Mechanisms to implement the Plan in the United Kingdom and (if and as applicable) the Cayman Islands, Jersey, or other jurisdictions.

210.            “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

211.            “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

212.            “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

213.            “Valaris” means Valaris plc, a company incorporated under the Laws of England and Wales.

214.            “Valaris Bond Claims” means any Claim against any Debtor with respect to the Valaris Notes.

215.            “Valaris Notes” means the 2021 Notes, the 8.0% 2024 Notes, the 4.5% 2024 Notes, the 5.2% 2025 Notes, the 2026 Notes, and the 5.75% 2044 Notes.

216.            “Valaris Notes Indenture” means that certain indenture (as may be amended, restated, supplemented, or otherwise modified from time to time) dated March 17, 2011 by Ensco plc (now Valaris plc), as issuer, and Deutsche Bank Trust Company Americas, as trustee, that governs the Valaris Notes.

217.            “Valaris Savings Plan” means that certain 401(k) plan that is administered by T. Rowe Price for the benefit of certain employees of the Debtors.

B.            Rules of Interpretation

For purposes of the Plan, except as otherwise provided in this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (3) unless otherwise specified, all references in the Plan to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (4) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (5) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the terms “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (13) except as otherwise provided in the Plan, any reference to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

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C.            Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.            Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate governance matters relating to the Debtors, the Reorganized Debtors, or New Valaris Holdco (or its subsidiaries), as applicable, shall be governed by the laws of the jurisdiction of incorporation or formation of the relevant Debtor, Reorganized Debtor, or New Valaris Holdco (or its subsidiaries), as applicable, and matters relating to any Implementation Mechanism shall be governed by the laws of the jurisdiction in which such Implementation Mechanism takes place (which, for any Administration shall be the laws of England and Wales).

E.            Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.            Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided herein to the contrary, references herein to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, including Reorganized Valaris, to the extent the context requires.

G.            Restructuring Support Agreement Party Consent Rights and Controlling Documents

Notwithstanding anything herein or any other document to the contrary, any and all consent rights of the parties to the Amended Restructuring Support Agreement as set forth in the Amended Restructuring Support Agreement with respect to the form and substance of this Plan, any Definitive Document, all exhibits to the Plan, and the Plan Supplement or other related documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by reference (including to the applicable definitions in Article I.A hereof) and be fully enforceable as if stated in full herein. For the avoidance of doubt, the failure to specify a particular consent or consultation right in this Plan that is otherwise set forth in the Amended Restructuring Support Agreement does not in any way impair, alter, or amend such consent or consultation rights, which remain binding on the parties to the Amended Restructuring Support Agreement and are incorporated herein into the Plan, the Plan Supplement, and any Definitive Documents or other related documents.

In the event of an inconsistency between the Disclosure Statement or the Amended Restructuring Support Agreement, on one hand, and the Plan on the other hand, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control in all respects. In the event of any inconsistency between the Plan or Plan Supplement, on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control in all respects.

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ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III hereof.

A.            DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the DIP Credit Agreement on such date, including without limitation any accrued interest and fees paid (or payable) in kind through such date, (ii) all interest accrued and unpaid thereon to the date of payment of all of the DIP Claims (exclusive of any interest included in the preceding clause (i)), (iii) all accrued and unpaid fees, costs, expenses (including professional fees), and indemnification obligations (other than contingent indemnification obligations as to which no claim has been made) payable under or in connection with the DIP Facility Documents and the DIP Order, and (iv) all other Obligations (as defined in the DIP Credit Agreement). Except to the extent that a Holder of an Allowed DIP Claim agrees to receive less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed DIP Claim, the Holders of such Allowed DIP Claims shall receive on the Effective Date payment in full in Cash of such Holder’s Allowed DIP Claim. Without limiting the foregoing, all unpaid DIP Fees and Expenses (as defined in the DIP Order), shall be paid in full in Cash on the Effective Date. Any DIP Claims that are not due and payable on, or that otherwise survive, the Effective Date shall be paid in full in Cash as soon as reasonably practicable after they become due and payable. Contemporaneously with the foregoing receipt by Holders of the DIP Claims of payment in full in Cash of the Allowed DIP Claims and the termination of all Commitments (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, the DIP Facility, the DIP Credit Agreement, and the other DIP Facility Documents shall be deemed automatically cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case, except as otherwise separately agreed and without further action by the DIP Agent or the DIP Lenders and all Guaranties (as defined in the DIP Credit Agreement) of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent, at the direction of the DIP Lenders, and the DIP Lenders shall take all actions to effectuate and confirm such cancellation, termination, release, and discharge including the filing of any termination statements of financing statements, or mortgages or other lien release documents, as reasonably requested by the Debtors, the Reorganized Debtors, or New Valaris Holdco, as applicable. Notwithstanding the foregoing or anything to the contrary contained herein, all obligations, liabilities, covenants, and terms that, under the terms of any DIP Facility Document, survive such agreement’s termination, including without limitation, all indemnification and expense reimbursement obligations set forth in the DIP Credit Agreement, shall continue to survive, and the DIP Facility and the DIP Facility Documents shall continue solely for the purpose of preserving the rights of the DIP Agent and the DIP Lenders under and in respect of such obligations, liabilities, covenants, and terms.

B.            Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (a) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim, including the need to File a request for payment of such Administrative Claim with the Bankruptcy Court; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

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Except as otherwise provided in this Article II.B hereof, and except with respect to Administrative Claims that are Professional Fee Claims, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged and released as of the Effective Date. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party no later than sixty days after the Effective Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. For the avoidance of doubt, any DIP Claims and claims relating to the Backstop Agreement shall not be subject to the Administrative Claims Bar Date or the Claims Bar Date.

C.            Professional Fee Claims

1.            Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to or at the direction of the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.            Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than forty-five days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

3.            Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the anticipated Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided that the Reorganized Debtors (other than Reorganized Valaris) shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

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4.            Post Confirmation Date Fees and Expenses.

From and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the retained professionals of the Debtors or the Reorganized Debtors, as applicable, and the Creditors Committee. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors and Reorganized Debtors, as applicable, shall pay, within ten Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, counsel to the Credit Facility Agent, and counsel to the Ad Hoc Group such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable, and the Creditors Committee. If the Debtors or Reorganized Debtors, as applicable, the Credit Facility Agent or the Ad Hoc Group dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

D.            Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor with the consent of the Required Consenting Creditors (not to be unreasonably withheld, conditioned, or delayed), in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) otherwise treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III
CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.            Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

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The following chart represents the classification of Claims and Interests for each Debtor pursuant to the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	Credit Facility Claims	Impaired	Entitled to Vote
4	Pride Bond Claims	Impaired	Entitled to Vote
5	Ensco International Bond Claims	Impaired	Entitled to Vote
6	Jersey Bond Claims	Impaired	Entitled to Vote
7	Valaris Bond Claims	Impaired	Entitled to Vote
8	Legacy Rowan Bond Claims	Impaired	Entitled to Vote
9	General Unsecured Claims	Impaired	Entitled to Vote
10	Newbuild Claims	Impaired	Entitled to Vote
11	Intercompany Claims	Impaired / Unimpaired	Not Entitled to Vote (Deemed to Accept or Reject)
12	Intercompany Interests	Impaired / Unimpaired	Not Entitled to Vote (Deemed to Accept or Reject)
13	Existing Interests in Valaris	Impaired	Entitled to Vote
14	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

B.            Treatment of Classes of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent less favorable treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of all Other Secured Claims against the Debtors.

(b)	Treatment: Each Holder of an Other Secured Claim shall receive, at the option of the applicable Debtor(s) with the reasonable consent of the Required Consenting Creditors (not to be unreasonably withheld, conditioned, or delayed), either:

(i)	payment in full in Cash of its Allowed Other Secured Claim on or as soon as reasonably practicable after the Effective Date;

(ii)	the collateral securing its Allowed Other Secured Claim;

(iii)	Reinstatement of its Allowed Secured Claim; or

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(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims.

(b)	Treatment: Each Holder of an Other Priority Claim shall receive, at the option of the applicable Debtor(s) with the reasonable consent of the Required Consenting Creditors (not to be unreasonably withheld, conditioned, or delayed), either:

(i)	payment in full in Cash on or as soon as reasonably practicable after the Effective Date; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 — Credit Facility Claims

(a)	Classification: Class 3 consists of any Credit Facility Claims.

(b)	Allowed Amount: The Credit Facility Claims shall be Allowed in the full amount due and owing under the Credit Agreement, including without limitation not less than $581,000,000.02 in outstanding advances plus the amount of Credit Facility Letters of Credit and all accrued and accruing interest, costs, fees, and expenses.

(c)	Treatment:

(i)	Base Treatment:

(1)	Each Non-Consenting Lender shall receive to its Pro Rata share of the RCF Base Treatment Pool;

(2)	each Consenting Base Treatment Lender shall receive its Pro Rata share of the Consenting Lender Base Treatment Pool; and

(ii)	New Money Participating Credit Facility Creditor Treatment: Each New Money Participating Credit Facility Creditor shall receive its Pro Rata share of the RCF New Money Participation Treatment; and

(iii)	on or prior to the Effective Date, all Credit Facility Letters of Credit shall be replaced or cash collateralized as provided in Article IV.T. hereof.

(d)	Voting: Class 3 is Impaired under the Plan. Holders of Allowed Credit Facility Claims are entitled to vote to accept or reject the Plan.

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4.	Class 4 — Pride Bond Claims

(a)	Classification: Class 4 consists of any Pride Bond Claims.

(b)	Allowed Amount: $439,296,780.92

(c)	Treatment: Each Holder of an Allowed Pride Bond Claim shall receive its Pro Rata share (as determined as a percentage of all Allowed Pride Bond Claims) of:

(i)	8.808% of the Senior Notes Distributable Pool; and

(ii)	an aggregate $1.25 million payment in cash.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Pride Bond Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 — Ensco International Bond Claims

(a)	Classification: Class 5 consists of any Ensco International Bond Claims.

(b)	Allowed Amount: $114,229,893.60

(c)	Treatment: Each Holder of an Allowed Ensco International Bond Claim shall receive its Pro Rata share (as determined as a percentage of all Allowed Ensco International Bond Claims) of:

(i)	1.549% of the Senior Notes Distributable Pool; and

(ii)	an aggregate $1 million payment in cash.

(d)	Voting: Class 5 is Impaired under the Plan. Holders of Allowed Ensco International Bond Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 — Jersey Bond Claims

(a)	Classification: Class 6 consists of any Jersey Bond Claims.

(b)	Allowed Amount: $863,607,717.29

(c)	Treatment: Each Holder of an Allowed Jersey Bond Claim shall receive its Pro Rata share (as determined as a percentage of all Allowed Jersey Bond Claims) of 20.204% of the Senior Notes Distributable Pool.

(d)	Voting: Class 6 is Impaired under the Plan. Holders of Allowed Jersey Bond Claims are entitled to vote to accept or reject the Plan.

7.	Class 7 — Valaris Bond Claims

(a)	Classification: Class 7 consists of any Valaris Bond Claims.

(b)	Allowed Amount: $3,123,087,570.34

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(c)	Treatment: Each Holder of an Allowed Valaris Bond Claim shall receive its Pro Rata share (as determined as a percentage of all Allowed Valaris Bond Claims) of 36.834% of the Senior Notes Distributable Pool.

(d)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed Valaris Bond Claims are entitled to vote to accept or reject the Plan.

8.	Class 8 — Legacy Rowan Bond Claims

(a)	Classification: Class 8 consists of any Legacy Rowan Bond Claims.

(b)	Allowed Amount: $2,178,878,109.04

(c)	Treatment: Each Holder of an Allowed Legacy Rowan Bond Claim shall receive its Pro Rata share (as determined as a percentage of all Allowed Legacy Rowan Bond Claims) of:

(i)	32.605% of the Senior Notes Distributable Pool; and

(ii)	an aggregate $23.75 million payment in cash.

(d)	Voting: Class 8 is Impaired under the Plan. Holders of Allowed Legacy Rowan Bond Claims are entitled to vote to accept or reject the Plan.

9.	Class 9 — General Unsecured Claims

(a)	Classification: Class 9 consists of any General Unsecured Claims.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim shall receive payment in full in cash within ninety days after the later of (i) the Effective Date and (ii) the date such Allowed General Unsecured Claim comes due under applicable law or in the ordinary course of business in accordance with the terms and conditions of the particular transaction, agreement, conduct, or judgment giving rise to such Allowed General Unsecured Claim.

(c)	Voting: Class 9 is Impaired under the Plan. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

10.	Class 10 — Newbuild Claims

(a)	Classification: Class 10 consists of any Newbuild Claims against the Debtors.

(b)	Treatment: In full and final satisfaction of the Allowed Newbuild Claims, if the Shipyard:

(i)	votes in favor of the Plan, the Shipyard shall receive (x) the Newbuild Equity Pool, (y) $5 million in Cash payable on or prior to the Effective Date, and (z) such other consideration as set forth in the Newbuild Contracts, as amended and assumed pursuant to Article V hereof; and

(ii)	does not vote in favor of the Plan, the Shipyard shall receive its Liquidation Recovery promptly after the date the Newbuild Claims are Allowed, but in any event no later than ten (10) days after such date.

(c)	Voting: Class 10 is Impaired under the Plan. Holders of Allowed Newbuild Claims are entitled to vote to accept or reject the Plan.

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11.	Class 11 — Intercompany Claims

(a)	Classification: Class 11 consists of any Intercompany Claims.

(b)	Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Intercompany Claim shall, at the option of the applicable Debtor(s) with the reasonable consent of the Required Consenting Creditors (not to be unreasonably withheld, conditioned, or delayed), be:

(i)	Reinstated; or

(ii)	set off, settled, distributed, contributed, cancelled, or released, without any distribution on account of such Allowed Intercompany Claims.

(c)	Voting: Holders of Allowed Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Plan.

12.	Class 12 — Intercompany Interests

(a)	Classification: Class 12 consists of all Intercompany Interests.

(b)	Treatment: Except to the extent otherwise provided in the Plan Supplement, Allowed Intercompany Interests shall, at the option of the applicable Debtor(s) with the reasonable consent of the Required Consenting Creditors (not to be unreasonably withheld, conditioned, or delayed), be:

(i)	Reinstated; or

(ii)	set off, settled, distributed, contributed, cancelled, or released, without any distribution on account of such Allowed Intercompany Interests.

(c)	Voting: Holders of Allowed Intercompany Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

13.	Class 13 — Existing Interests in Valaris

(a)	Classification: Class 13 consists of all Existing Interests in Valaris.

(b)	Treatment: If Holders of Allowed Existing Interests in Valaris as a Class:

(i)	vote in favor of the Plan, each Holder of an Allowed Existing Interest in Valaris shall receive its Pro Rata share of the New Warrants; or

(ii)	do not vote in favor of the Plan, no New Warrants shall be issued to any Holder of Allowed Existing Interests in Valaris.

(c)	Voting: Class 13 is Impaired under the Plan. Therefore, Holders of Allowed Existing Interests in Valaris are entitled to vote to accept or reject the Plan.

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14.	Class 14 — Section 510(b) Claims

(a)	Classification: Class 14 consists of any Section 510(b) Claims.

(b)	Treatment: On the Effective Date, each Allowed Section 510(b) Claim will be discharged and released and each Holder of such Allowed Section 510(b) Claims shall not receive or retain any distribution, property, or other value on account of its Allowed Section 510(b) Claim.

(c)	Voting: Class 14 is Impaired under the Plan. Holders of Allowed Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

C.            Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’, the Reorganized Debtors’, or New Valaris Holdco’s rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.            Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.            Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

F.            Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests, but for the purposes of administrative convenience and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to provide management services to certain of the Debtors and Reorganized Debtors and to allow the use of certain funds and assets as set forth in the Plan, certain distributions may be able to satisfy certain obligations of other Debtors and Reorganized Debtors to the Holders of certain Allowed Claims. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor, unless otherwise set forth in the Plan Supplement (including the UK Implementation Agreement and any documents related thereto).

G.            Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

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H.            Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article IIIB of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to alter, amend, or modify the Plan, or any document in the Plan Supplement in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Debtor and in accordance with the provisions of the Plan.

ARTICLE IV
PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.            General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including resolution of intercompany liabilities, allocation of value among the Debtors, and treatment of Holders of General Unsecured Claims against each of the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

B.            Restructuring Transactions

On and after the Confirmation Date, the Debtors, the Reorganized Debtors, or New Valaris Holdco (or any of its subsidiaries), as applicable, shall take any and all actions set forth in the Restructuring Transactions Memorandum and may take any and all actions as may be necessary, appropriate, or desirable to effectuate a corporate restructuring of the Debtors or any other transaction described in, approved by, contemplated by, related to, or necessary to effectuate the Plan that are not inconsistent with the Plan or the Amended Restructuring Support Agreement, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements, including any Definitive Documents, or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, issuance, or liquidation containing terms that are consistent with the terms of the Plan and the Amended Restructuring Support Agreement and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Amended Restructuring Support Agreement and having other terms for which the applicable parties agree; (c) any transactions pursuant to the UK Implementation Agreement; (d) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable law; and (e) all other actions that the applicable Reorganized Debtors or New Valaris Holdco (or its subsidiaries) (as relevant) determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

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C.            Sources of Consideration for Plan Distributions

The Debtors and New Valaris Holdco shall fund distributions under the Plan, as applicable, with: (1) proceeds from the Rights Offering, including those received from the issuance of the New Secured Notes and the issuance of the New Valaris Equity; (2) issuance of the New Warrants; (3) issuance of the New Valaris Equity; and (4) any other Cash on hand, including Cash from operations. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

1.            Rights Offering

On the Effective Date, unless otherwise specified in the Plan Supplement or any document related thereto, the Reorganized Debtors and New Valaris Holdco shall consummate the Rights Offering in accordance with the Rights Offering Procedures, the Backstop Agreement, and the New Secured Notes Term Sheet. Subscription Rights to participate in the Rights Offering shall be allocated among relevant Holders of Senior Notes Claims as of a specified record date in accordance with the Rights Offering Procedures, the Backstop Agreement, and the Plan, and the allocation of such Subscription Rights will be exempt from SEC registration under applicable law and shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable law in any jurisdiction. The Reorganized Debtors, including New Valaris Holdco, intend to implement the Rights Offering in a manner that shall not cause it to be deemed a public offering in any jurisdiction. In addition, New Money Participating Credit Facility Creditors shall have the right and obligation to purchase New Secured Notes as provided in the Restructuring Term Sheet and Backstop Agreement.

Holders of the Subscription Rights, including the Backstop Parties, shall receive the opportunity to subscribe for up to $312.5 million of the New Secured Notes in accordance with and pursuant to the Plan, the Rights Offering Procedures, the Backstop Agreement, and the New Secured Notes Term Sheet; provided that the New Money Participating Credit Facility Creditors shall have the right and obligation to purchase New Secured Notes as provided in the Restructuring Term Sheet and Backstop Agreement. Each holder of Subscription Rights (including the Backstop Parties) that participates in the Rights Offering shall also receive, in consideration for its participation in the Rights Offering, its pro rata share (in respect of the Subscription Rights exercised by such Holder) of 30.0% of the issued and outstanding New Valaris Equity as of the Effective Date (including the portion allocable to the Holdback (defined below) and subject to dilution by, if relevant, the New Warrants and the Management Incentive Plan) (the “Participation Equity”).

Further, the Backstop Parties shall have the right and obligation to subscribe for the Holdback Notes (and the associated Participation Equity) (the “Holdback”) and any Subscription Rights they may hold and, in the case of the Senior Notes Backstop Parties, shall fully backstop the remainder of the Rights Offering (not being subscribed for directly by the New Money Participating Credit Facility Creditors) in accordance with the Backstop Agreement. In addition to the Participation Equity associated with the Holdback Notes for which the Backstop Parties subscribe, the Lender Backstop Parties shall receive the Lender Equity Backstop Premium and the Senior Notes Backstop Parties shall receive the Senior Notes Equity Backstop Premium in exchange for their commitments as set forth in the Backstop Agreement.

Finally, the Senior Notes Backstop Parties that were initial signatories to the Backstop Agreement received a Commitment Fee of $20 million in cash upon entry into the Backstop Agreement (and have committed to purchase a corresponding amount of New Secured Notes on the Effective Date (the “Commitment Fee Notes”)), and on the Effective Date, shall receive the Senior Noteholders PIK Notes Backstop Premium (which includes the $20 million of Commitment Fee Notes). The Lender Backstop Parties that were signatories to the Backstop Agreement shall receive the Lender PIK Notes Backstop Premium on the Effective Date.

2.            Issuance of the New Secured Notes

On the Effective Date, New Valaris Holdco will issue New Secured Notes, on the terms set forth in the Backstop Agreement, the Rights Offering Procedures, the New Secured Notes Term Sheet, and the Plan. Pursuant to the Backstop Agreement, the Backstop Parties have committed to subscribe for the full principal amount of the New Secured Notes, subject to the terms and conditions set forth therein, including, as applicable, any reduction in such amount resulting from any amounts subscribed for in the Rights Offering by persons that are not Backstop Parties. To the extent not previously assumed pursuant to an order of the Bankruptcy Court, the Backstop Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date. On the Effective Date, the rights and obligations of the Debtors under the Backstop Agreement shall vest in the Reorganized Debtors. On the Effective Date, the Debtors, the Reorganized Debtors, and New Valaris Holdco, as applicable, shall pay the Backstop Premium to the Backstop Parties in accordance with the Backstop Agreement.

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The New Secured Notes issued in connection with the Rights Offering will be issued in reliance on the exemption set forth on section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable or not applicable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption.

The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) have been prepared on the basis that any offer of the New Secured Notes or the Subscription Rights in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback within any member state of the European Economic Area (the “EEA”) or in the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation and/or FSMA (as applicable) from the requirement to publish a prospectus for the offer of transferable securities to the public. In relation to each Relevant State, no offer of the New Secured Notes or the Subscription Rights issued in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback may be made to the public at any time other than pursuant to an exemption under the Prospectus Regulation and/or FSMA (as applicable). In any Relevant State, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the Holdback, and the Rights Offering Procedures are only addressed to and directed at: (i) “qualified investors” in that Relevant State within the meaning of the Prospectus Regulation or FSMA (as applicable, “Qualified Investors”), (ii) not more than 149 natural or legal persons, other than Qualified Investors, per Relevant State, or (iii) any other person if such address or direction does not otherwise constitute an offer of securities to the public within the meaning of the Prospectus Regulation (including in any of the other circumstances of Article 1(4) of the Prospectus Regulation) and/or FSMA (including in any of the other circumstances of section 86 of FSMA). None of the Debtors or any of their respective affiliates, New Valaris Holdco, or any persons acting on any of their behalves has authorized, nor do they authorize, the making of any offer of the New Secured Notes or the Subscription Rights through any financial intermediary, other than as may be contemplated in the Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan, the Plan Supplement, and the Rights Offering Procedures).

This Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) are not, and should not be construed as, an invitation or inducement to engage in any investment activity in relation to the New Secured Notes such as would amount to a financial promotion in the United Kingdom for the purposes of section 21 of FSMA. In the United Kingdom, the information contained in the Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement, and the Rights Offering Procedures) are intended only for use and may only be relied upon in relation to any investment activity by, and any investment activity to which such information relates may only be engaged in by, persons falling within any of the circumstances of Article 1(4) of the Prospectus Regulation who are at the relevant time: (i) investment professionals within the meaning of Article 19(5) of the FPO; (ii) high net worth companies within the meaning of Article 49(2)(a) to (d) of the FPO; (iii) persons that are existing members or creditors of the issuer of the New Secured Notes, or of an undertaking which at the relevant time is in the same group as the issuer of the New Secured Notes, falling within Article 43 of the FPO; or (iv) persons to whom the communication may otherwise lawfully be communicated (together, the “Permitted UK Persons”). Any person in the United Kingdom that is not a Permitted UK Person is not, for the purposes of any investment or investment decision, an intended recipient of the information contained in the Plan, and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) and should not use such information as the basis for taking any investment activity or investment action. The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) should not (insofar as they relate to any investment or investment activity) be distributed, communicated to, or directed at the general public in the United Kingdom otherwise than as described above.

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The Reorganized Debtors and New Valaris Holdco shall use commercially reasonable efforts to ensure that the New Secured Notes will be rated as promptly as possible.

DTC may accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding the exemption(s) from registration pursuant to which the New Secured Notes will be issued under the Plan and/or eligible for DTC book-entry delivery, settlement, and depository services.

Each issuance of the New Secured Notes on the Effective Date shall be governed by the terms and conditions set forth herein applicable to such issuance, as applicable, and by the terms and conditions of the agreements or other instruments evidencing or relating to such issuance, as applicable, including, as applicable, the Backstop Agreement, the Rights Offering Procedures, and the New Secured Notes Term Sheet, the terms and conditions of which shall bind each Entity receiving such distribution of the New Secured Notes. On the Effective Date, the issuance of the New Secured Notes shall be authorized without the need for any further corporate action and without further action by New Valaris Holdco, the Debtors, or the Reorganized Debtors, as applicable, and without any action by the Holders of Claims or Interests or other parties in interest. Any Entity’s acceptance of the New Secured Notes shall be deemed as its agreement to the Rights Offering Procedures and the New Secured Notes Term Sheet, as the same may be amended or modified from time to time in accordance with their terms. All New Secured Notes issued pursuant to the Plan will be valid and legally binding obligations of New Valaris Holdco, enforceable against New Valaris Holdco in accordance with their terms and the terms of the indenture related to the New Secured Notes.

3.            Issuance of New Valaris Equity

On or prior to the Effective Date, New Valaris Holdco shall take steps to provide that the New Valaris Equity is issued and/or transferred in accordance with the terms of the Plan, the New Organizational Documents, applicable law (including applicable securities laws), and, to the extent applicable, the Backstop Agreement and the Rights Offering Procedures. Except as otherwise specified herein, the New Valaris Equity (including the New Valaris Equity issued in connection with the Senior Notes Distributable Pool, the Newbuild Equity Pool, the Credit Facility New Valaris Equity, and, if applicable, warrants issued in lieu of shares as contemplated by the Backstop Agreement and shares issuable upon exercise thereof) will be issued pursuant to section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption such that such New Valaris Equity will be freely transferrable under applicable securities laws without further registration, subject to certain restrictions on affiliates and underwriters under applicable securities laws.

Upon the Effective Date, (i) the New Valaris Equity shall be registered under the Exchange Act and, unless otherwise agreed by the Debtors and the Required Consenting Creditors, shall be listed for public trading on a national securities exchange, and (ii) each of New Valaris Holdco and the Reorganized Debtors will be a reporting company under the Exchange Act.

DTC may accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding the exemption(s) from registration pursuant to which the New Valaris Equity will be issued under the Plan and/or eligible for DTC book-entry delivery, settlement, and depository services.

The New Valaris Equity issued in connection with the Plan and the Rights Offering and the Additional Backstop Equity will be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. The Participation Equity issued in connection with the Holdback and Backstop Commitments will be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption. The New Valaris Equity will be issued in accordance with the implementation of the terms of the Plan, the New Organizational Documents, applicable law (including applicable securities laws), and, to the extent applicable, the Backstop Agreement.

In the event that any New Valaris Equity is issued under the exemption provided by section 4(a)(2) under the Securities Act, then, in accordance with the Registration Rights Agreement, as promptly as reasonably practicable after the Effective Date, the Reorganized Debtors shall file a registration statement for a shelf registration on Form S-3 or Form S-1, as applicable, covering the resale of all applicable Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned by the Holders on a delayed or continuous basis.

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The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement, and the Rights Offering Procedures) have been prepared on the basis that any offer of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity) issued in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback within any Relevant State will either (i) not form part of any offer or invitation to purchase, acquire, subscribe for, sell, otherwise dispose of or issue any securities or any solicitation of any offer to purchase, acquire, subscribe for, sell or otherwise dispose of, any security for the purposes of the Prospectus Regulation and/or FSMA (as applicable) or (ii) be made pursuant to an exemption under the Prospectus Regulation and/or FSMA (as applicable) from the requirement to publish a prospectus for the offer of transferable securities to the public. In relation to each Relevant State, no offer of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity) issued in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback may be made to the public at any time other than pursuant to an exemption under the Prospectus Regulation and/or FSMA (as applicable). In any Relevant State, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the Holdback, and the Rights Offering Procedures are only addressed to and directed at: (i) Qualified Investors in that Relevant State; (ii) not more than 149 natural or legal persons, other than Qualified Investors, per Relevant State; or (iii) any other person if such address or direction does not otherwise constitute an offer of securities to the public within the meaning of the Prospectus Regulation (including in any of the other circumstances of Article 1(4) of the Prospectus Regulation) and/or FSMA (including in any of the other circumstances of section 86 of FSMA). None of the Debtors or any of their respective affiliates, New Valaris Holdco, or any persons acting on any of their behalves has authorized, nor do they authorize, the making of any offer of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity) through any financial intermediary, other than as may be contemplated in the Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures).

The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) are not, and should not be construed as, an invitation or inducement to engage in any investment activity in relation to the New Valaris Equity such as would amount to a financial promotion in the United Kingdom for the purposes of section 21 of FSMA. In the United Kingdom, the information contained in the Plan or any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) is intended only for use and may only be relied upon in relation to any investment activity by, and any investment activity to which such information relates may only be engaged in by, persons falling within any of the circumstances of Article 1(4) of the Prospectus Regulation who are at the relevant time: (i) investment professionals within the meaning of Article 19(5) of the FPO; (ii) high net worth companies within the meaning of Article 49(2)(a) to (d) of the FPO; (iii) persons that are existing members or creditors of the issuer of the relevant securities, or of an undertaking which at the relevant time is in the same group as the issuer of the relevant securities, falling within Article 43 of the FPO or (iv) Permitted UK Persons. Any person in the United Kingdom that is not a Permitted UK Person is not, for the purposes of any investment or investment decision, an intended recipient of the information contained in the Plan or any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) and should not use such information as the basis for taking any investment activity or investment action. The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) should not (insofar as they relate to any investment or investment activity) be distributed, communicated to, or directed at the general public in the United Kingdom otherwise than as described above.

Each issuance or transfer of the New Valaris Equity on or around the Effective Date shall be governed by the terms and conditions set forth in the Plan (including the Plan Supplement) applicable to such issuance or transfer, as applicable, and by the terms and conditions of the agreements and other instruments evidencing or relating to such issuance, as applicable, including as applicable, the Backstop Agreement, the Rights Offering Procedures, the Amended Restructuring Support Agreement, and the Restructuring Term Sheet, the terms and conditions of which shall bind each Entity receiving such issuance of the New Valaris Equity. On or prior to the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or the UK Implementation Agreement, the issuance of the New Valaris Equity shall be authorized without the need for any further corporate action and without any further action by New Valaris Holdco, the Debtors or the Reorganized Debtors, as applicable, and without any action by the Holders of Claims or Interests or other parties in interest. Any Entity’s acceptance of the New Valaris Equity shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms, and to the extent applicable, the Rights Offering Procedures. All of the New Valaris Equity issued pursuant to the Plan shall, pursuant to the Restructuring Transactions, be duly authorized, validly issued, fully paid, and non-assessable.

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The issuance of the New Valaris Equity issued in connection with the Plan, the Plan Supplement, or the Rights Offering (including the Participation Equity and the Additional Backstop Equity) shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable law in any jurisdiction. The Reorganized Debtors, including New Valaris Holdco, intend to implement the issuance of the New Valaris Equity in a manner that will not cause it to be deemed a public offering in any jurisdiction and no action has been taken, nor will be taken, in any jurisdiction that would permit a public offering in any jurisdiction where such action for that purpose is required.

4.            Issuance of New Warrants

New Valaris Holdco (as set forth in the Restructuring Transactions Memorandum) will issue the New Warrants only to the extent required by the Plan. All of the New Warrants issued pursuant to the Plan shall be duly authorized and validly issued, and the shares of New Valaris Equity issued upon the exercise of the New Warrants shall, subject to applicable law, upon issuance, be duly authorized, validly issued, fully paid, and non-assessable, in each case without the need for any further corporate action and without any further action by New Valaris Holdco, the Debtors or Reorganized Debtors, as applicable. The New Warrants will be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the maximum extent possible.

DTC may accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Warrants to be issued under the Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Additionally, DTC shall freeze the existing common stock of Valaris held through DTC two days prior to the record date for the distribution of New Warrants, and on such same date FINRA shall take down the symbol for the existing common stock of Valaris and remove such equity from trading.  Furthermore, the New Warrants may be distributed through DTC to the existing owners of common stock of Valaris pursuant to this Plan as of a record date to be set by the Company, or such other means through DTC that the Company shall request of DTC.  Such record date shall be on April 1, 2021, or such later date as the Company sets as the record date and informs DTC and FINRA, which date may, but is not required to be, the Effective Date.

5.            Cash on Hand

New Valaris Holdco, the Debtors, or the Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

D.            Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan, the Plan Supplement, or the UK Implementation Agreement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the agreements with existing management, subject to the modifications agreed to in the Amended Restructuring Support Agreement; (2) selection of the directors, managers, and officers for New Valaris Holdco and the Reorganized Debtors; (3) implementation of the Restructuring Transactions; and (4) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of New Valaris Holdco (or its subsidiaries), the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by New Valaris Holdco (or its subsidiaries), the Debtors, or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of New Valaris Holdco (or its subsidiaries), the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of New Valaris Holdco (or its subsidiaries), the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of New Valaris Holdco (or its subsidiaries) and the Reorganized Debtors, including the Backstop Agreement, the New Organizational Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.D shall be effective notwithstanding any requirements under non-bankruptcy law.

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E.            Corporate Existence

Except as otherwise provided in the Plan, the Plan Supplement, or the UK Implementation Agreement, each Debtor shall continue to exist immediately after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable law). For the avoidance of doubt, (i) Reorganized Valaris (and any other Reorganized Debtor specified in the Plan Supplement) or (ii) immediately after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

F.            Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor and New Valaris Holdco (and its subsidiaries) may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

G.            Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, any agreement, instrument or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions Memorandum, all notes, instruments, certificates, agreements and other documents evidencing Claims or Interests, including the Credit Facility Claims, shall be deemed cancelled, surrendered and discharged without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, and the obligations of the Debtors or the Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Agents shall be released from all duties thereunder; provided that, notwithstanding such cancellation and release, any indenture, credit document or agreement, and any other instrument, certificate, agreement or other document that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in full force and effect solely to the extent necessary to: (a) allow Holders of Allowed Claims to receive distributions, allocations, and/or issuances under the Plan; (b) allow and preserve the rights of the Agents, as applicable, to receive from the Debtors and make distributions, allocations, and/or issuances on account of Allowed Claims as provided herein and the Confirmation Order (subject to any applicable charging liens) and to take any actions to perform their obligations (if any) under the Plan and Confirmation Order; (c) preserve all rights, remedies, indemnities, powers, and protections of the Agents, as applicable, as against any person or Entity other than the Debtors; (d) allow the Agents to appear and be heard in the Chapter 11 Cases, or in any proceeding in the Bankruptcy Court or any other court; (e) allow for the cash collateralization or replacement of Credit Facility Letters of Credit pursuant to Article IV.T. hereof, including the continued application of letter of credit fees until a letter of credit is drawn or terminated; and (e) with respect to Existing Interests in Valaris, enable the Administration and any relief sought pursuant thereto. The Credit Facility Charging Lien shall attach to distributions made by the Distribution Agent in the same manner as if such distributions were made through the Credit Facility Agent. In the event that, notwithstanding the Debtor’s good faith efforts, the New Valaris Equity or other Plan consideration to be distributed to the Holders of Credit Facility Claims is not approved to be eligible for distribution through DTC as of the Effective Date of the Plan, then the Debtors and the Credit Facility Agent shall confer regarding a methodology of distribution consistent with the terms of the Credit Agreement.

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On the Effective Date of the Plan, notwithstanding anything to the contrary in the Plan, all of the Senior Notes and the Notes Indentures shall be deemed cancelled and discharged (unless already cancelled and discharged as part of the Restructuring Transactions), the Debtors shall have no further obligations thereunder, and the Notes Trustees, and their respective agents, successors and assigns shall each be automatically and fully released and discharged of and from all duties to the Holders of Senior Notes and Senior Notes Claims under the relevant Notes Indenture, except for such Notes Trustee’s duty to make Plan distributions delivered to it by the Debtors or the Distribution Agent in accordance with the relevant Notes Indenture. Subject to Article VIII of the Plan, all rights, protections, and powers of the Notes Trustees as against the Holders of Senior Notes Claims under the Notes Indentures are preserved and the provisions of each Notes Indenture shall continue in full force and effect solely to the extent necessary to enable the relevant Notes Trustee to: (i) allow Holders of Senior Notes Claims to receive distributions under the Plan; (ii) allow and preserve the relevant Notes Trustee’s right to receive and make distributions under the Plan to its respective holders; (iii) allow each Notes Trustee to enforce any obligations owed to it individually under the Plan; (iv) preserve each Notes Trustee’s rights to compensation and indemnification, including, if applicable, in their capacities as paying agent, transfer agent, or security registrar under a Notes Indenture, as against any money or property distributable to Holders of Senior Notes Claims, including permitting the relevant Notes Trustee to maintain, enforce, and exercise its Notes Trustee Charging Liens against such distributions; and (v) preserve all rights, including rights of enforcement, of the relevant Notes Trustee against any person other than a Released Party, including but not limited to claims for indemnification or contribution from the Holders of the Senior Notes Claims pursuant and subject to the relevant Notes Indentures. All distributions made under the Plan on account of the Allowed Claims of the Holders of Senior Notes Claims shall be made to or at the direction of the respective Notes Trustee for further distribution to the relevant holders of Allowed Senior Notes Claims under the terms of the relevant Notes Indenture, including those provisions relating to the surrender and cancellation of the applicable Senior Notes. Regardless of whether such distributions are made by any Notes Trustee, or by the Distribution Agent at the reasonable direction of any Notes Trustee, the applicable Notes Trustee Charging Liens shall attach to such distributions in the same manner as if such distributions were made through the applicable Notes Trustee. In the event that, notwithstanding the Debtor’s good faith efforts, the New Valaris Equity or other Plan consideration to be distributed the Holders of Senior Notes Claims is not approved to be eligible for distribution through DTC as of the Effective Date of the Plan, then the Debtors and each of the Notes Trustees shall confer regarding a methodology of distribution consistent with the terms of the applicable Notes Indenture.

H.            Effectuating Documents; Further TransactionsOn and after the Effective Date, the Reorganized Debtors and New Valaris Holdco (and its subsidiaries), and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the New Organizational Documents, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors or New Valaris Holdco (and its subsidiaries), without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

After the performance by the applicable Agents and their respective representatives and professionals of any obligations and duties required under or related to the Plan or the Confirmation Order, the Agents shall be relieved of and released from any obligations and duties arising thereunder.

I.            New Organizational Documents

To the extent required under the Plan or applicable non-bankruptcy law, on or as soon as reasonably practicable after the Effective Date, except as otherwise provided in the Plan or the Restructuring Transactions Memorandum, the Reorganized Debtors and New Valaris Holdco will file the New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the applicable corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity Securities. After the Effective Date, Reorganized Debtors and New Valaris Holdco (and its subsidiaries) may amend and restate New Organizational Documents, and the Reorganized Debtors and New Valaris Holdco (and its subsidiaries) may file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.

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J.            Certain Securities Law Matters

The offering, issuance, and distribution of the New Valaris Equity in connection with the Senior Notes Distributable Pool and the Credit Facility New Valaris Equity, and the New Warrants, as applicable, as contemplated by Article III.B hereof, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act, any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities in accordance with, and pursuant to, section 1145 of the Bankruptcy Code, and any other registration rights applicable outside the United States. Such New Valaris Equity will be freely tradable in the United States by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the New Organizational Documents.

The New Secured Notes and the New Valaris Equity constituting the Participation Equity issued in connection with the Subscription Rights in the Rights Offering will be issued in reliance upon the exemption set forth in section 1145 of the Bankruptcy Code other than as set forth below.

The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) are not, and should not be construed as, an invitation or inducement to engage in any investment activity in relation to any securities to which the Plan, the Plan Supplement, or any documents related thereto relate (including the New Secured Notes, the Subscription Rights, the New Warrants or the New Valaris Equity) such as would amount to a financial promotion in the United Kingdom for the purposes of section 21 of FSMA. In the United Kingdom, the information contained in the Plan or any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement, and the Rights Offering Procedures) is intended only for use and may only be relied upon in relation to any investment activity by, and any investment activity to which such information relates may only be engaged in by, persons falling within any of the circumstances of Article 1(4) of the Prospectus Regulation who are at the relevant time: (i) investment professionals within the meaning of Article 19(5) of the FPO; (ii) high net worth companies within the meaning of Article 49(2)(a) to (d) of the FPO; (iii) persons that are existing members of creditors of the issuer of the relevant securities, or of an undertaking which at the relevant time is in the same group as the issuer of the relevant securities, falling within Article 43 of the FPO; or (iv) the Permitted UK Persons. Any person in the United Kingdom that is not a Permitted UK Person is not, for the purposes of any investment or investment decision, an intended recipient of the information contained in the Plan, the Plan Supplement, or any documents related thereto and should not use such information as the basis for taking any investment activity or investment action. The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) should not (insofar as they relate to any investment or investment activity) be distributed, communicated to, or directed at the general public in the United Kingdom otherwise than as described above.

The Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement and the Rights Offering Procedures) have been prepared on the basis that any offer of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity), the New Secured Notes (including the Backstop Premium and the Commitment Fee Notes), or the Subscription Rights issued in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback within any Relevant State will either (i) not form part of any offer or invitation to purchase, acquire, subscribe for, sell, otherwise dispose of or issue any securities or any solicitation of any offer to purchase, acquire, subscribe for, sell or otherwise dispose of, any security for the purposes of the Prospectus Regulation and/or FSMA (as applicable) or (ii) be made pursuant to an exemption under the Prospectus Regulation and/or FSMA (as applicable) from the requirement to publish a prospectus for the offer of transferable securities to the public. In relation to each Relevant State, no offer of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity), the New Secured Notes, or the Subscription Rights issued in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback may be made to the public at any time other than pursuant to an exemption under the Prospectus Regulation and/or FSMA (as applicable). In any Relevant State, the Disclosure Statement, the Plan, the Plan Supplement, the Rights Offering, the Holdback, and the Rights Offering Procedures are only addressed to and directed at: (i) Qualified Investors in that Relevant State; (ii) not more than 149 natural or legal persons, other than Qualified Investors, per Relevant State; or (iii) any other person if such address or direction does not otherwise constitute an offer of securities to the public within the meaning of the Prospectus Regulation (including in any of the other circumstances of Article 1(4) of the Prospectus Regulation) and/or FSMA (including in any of the other circumstances of section 86 of FSMA).

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The issuance of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity), the New Secured Notes (including the Backstop Premium and the Commitment Fee Notes), and the Subscription Rights in connection with the Plan, the Plan Supplement, the Rights Offering, the Backstop Agreement, or the Holdback shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable law in any jurisdiction. No action has been taken, nor will be taken, in any jurisdiction that would permit a public offering of any of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity), the New Secured Notes (including the Backstop Premium and the Commitment Fee Notes), and the Subscription Rights in any jurisdiction where such action for that purpose is required.

None of the Debtors or any of their respective affiliates, New Valaris Holdco, or any persons acting on any of their behalves has authorized, nor do they authorize, the making of any offer of the New Valaris Equity (including the Participation Equity and the Additional Backstop Equity), the New Secured Notes (including the Backstop Premium and the Commitment Fee Notes), or the Subscription Rights through any financial intermediary, other than as may be contemplated in the Plan and any documents related thereto (including, without limitation, the Disclosure Statement, the Plan Supplement, and the Rights Offering Procedures).

The New Secured Notes issued constituting the Backstop Premium (including the Commitment Fee Notes) will be issued in reliance on the exemptions set forth in section 1145 of the Bankruptcy Code and in reliance on an applicable exemption under the Prospectus Regulation. The New Valaris Equity constituting the Additional Backstop Equity will be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption. The New Warrants will be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the maximum extent possible.

The New Secured Notes and the New Valaris Equity constituting the Participation Equity issued pursuant to the Backstop Agreement and the Holdback will be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the maximum extent possible and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption.

Any Securities issued in reliance on Section 4(a)(2), including in compliance with Rule 506 of Regulation D, and/or Regulation S will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law. Any Securities issued in reliance on section 1145 of the Bankruptcy Code will be freely tradable in the United States by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the New Organizational Documents.

All New Valaris Equity and New Secured Notes issued in connection with the Rights Offering or to the Backstop Parties that is not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code, and, if applicable, any such securities that are issued in reliance on such exemption but are held by an “affiliate” of New Valaris Holdco, will be subject to the Registration Rights Agreement, which will provide for customary registration rights including, among other things, a resale shelf registration amount (the “Registration Statement”) to be filed by New Valaris Holdco within 30 days of the Effective Date if New Valaris Holdco is eligible to use Form S-3, and 45 days if New Valaris Holdco is not eligible to use Form S-3 and, in the case of New Valaris Equity, customary demand and piggyback registration rights. For the avoidance of doubt, the Registration Rights Agreement will provide for underwritten shelf takedowns. In addition, on the Effective Date, all New Valaris Equity and New Secured Notes will be issued through DTC in accordance with the customary procedures of DTC, as described in Article IV.C.1–3.

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K.            Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and under applicable United Kingdom laws, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Secured Notes and the New Valaris Equity; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for the New Secured Notes; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the transfer of the Buyer’s Supplies (as defined in the Newbuild Contracts), any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax (except to the extent required under applicable United Kingdom law), conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Entity with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.            Board of Directors

On the Effective Date, the New Valaris Holdco Board shall consist of seven members, comprised of (i) the Chief Executive Officer of New Valaris Holdco; (ii) four members nominated by the Ad Hoc Group; and (iii) two members nominated by a majority of Holders by principal amount of Credit Facility Claims.

M.            Management Incentive Plan

On and after the Effective Date, the New Valaris Holdco Board shall be authorized to institute the Management Incentive Plan consistent with the terms and conditions set forth in the Management Incentive Plan Term Sheet attached to the Restructuring Term Sheet as Exhibit 6. The terms and conditions and timing of awards under the Management Incentive Plan shall be determined by the New Valaris Holdco Board.

N.            Employee Obligations

Pursuant to the Amended Restructuring Support Agreement and the Restructuring Term Sheet, the Consenting Creditors consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs; provided that the assumption of any existing employment and change in control agreements, severance agreements and cash denominated incentive awards is subject to such changes and amendments as agreed to in the Restructuring Support Agreement (which such amendments shall be effective upon the Effective Date and in form and substance acceptable to the Reorganized Debtors) and (ii) any motions in the Bankruptcy Court for approval thereof.

Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date, subject to any Final Order and, without limiting any authority provided to the New Valaris Holdco Board under the Debtors’ respective formation and constituent documents, the Reorganized Debtors shall: (1) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation Insurance Policies, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment Insurance Policies for the directors, officers, and employees of any of the Debtors who served in such capacity before and after the effective date of the Restructuring Support Agreement; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the effective date of the Restructuring Support Agreement and not otherwise paid in the ordinary course of business or pursuant to a court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, the Reorganized Debtors shall continue to pay and honor all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, in accordance with applicable law. For the avoidance of doubt, nothing herein shall impact or limit the ability of New Valaris Holdco (or its subsidiaries) or Reorganized Valaris to amend, modify, or terminate such arrangements in accordance with their terms following the Effective Date.

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Notwithstanding anything to the contrary herein: (1) (i) all existing employment and change in control agreements, (ii) all existing severance arrangements, including the Executive Severance Plan, and (iii) all existing incentive awards denominated in cash shall be assumed subject to the modifications set forth in the Management Incentive Plan Term Sheet attached as Exhibit 6 to the Restructuring Term Sheet and will be listed in the Plan Supplement; (2) in respect of any person who is an insider (as defined in the Bankruptcy Code) of the Debtors and other than in the ordinary course of business, there shall be no new or further incentive or retention programs put into place during the Chapter 11 Cases absent the consent of the Ad Hoc Group and the Credit Facility Agent (such consent not to be unreasonably withheld, conditioned, or delayed); (3) the assets of the 2005 Benefit Reserve Trust and the Trust Agreement executed August 27, 2003 and revised and restated, effective January 1, 2004, by and between ENSCO International Incorporated, each participating affiliated company who is or becomes a signatory thereto, and T. Rowe Price Trust Company rabbi trusts shall be used to satisfy the claims of creditors and shall be terminated; (4) no change in control provision under any employment or severance agreement shall be triggered as a result of the Plan or the Restructuring Transactions; (5) any equity grant requirement in an employment agreement will be superseded by the Management Incentive Plan; and (6) notwithstanding anything to the contrary in Article III above, no New Warrants shall be issued on account of Existing Equity Interests held in the Valaris Savings Plan and, on the Effective Date, the Valaris Savings Plan shall receive $46,439.77 in Cash.

O.            Qualified Defined Benefit Plan

Valaris sponsors the Rowan Pension Plan (the “Pension Plan”).  The Pension Plan is a single employer defined benefit pension plan covered by Title IV of ERISA and insured by PBGC.  Upon the Effective Date, the Pension Plan and its liabilities will be assumed by New Valaris Holdco or another Reorganized Debtor (excluding Reorganized Valaris) pursuant to the Plan. The Pension Plan is and will continue to remain subject to applicable requirements of ERISA and the Internal Revenue Code.

With respect to the Pension Plan, no provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, or their successors, from liabilities or requirements imposed under any law or regulatory provision arising after the Effective Date with respect to the Pension Plan or PBGC. PBGC and the Pension Plan will not be enjoined or precluded from enforcing such liability with respect to the Pension Plan as a result of any provision of the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code that provides for the release, exculpation, and discharge of claims. PBGC, the Debtors, and the Reorganized Debtors agree that all proofs of claim filed by PBGC shall be deemed withdrawn with prejudice as of the Effective Date.

P.            Cancellation of Restricted Stock Units

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, any restricted stock units that:  (i) were granted under prior long-term incentive plans of the Debtors; (ii) are unvested as of the Debtors’ emergence from these chapter 11 cases; and (iii) are held by employees of the Debtors that receive payments under the Modified KEIP (as defined in the KEIP Order) or Modified KERP (as defined in the KERP Order) shall be cancelled and released without recovery on account thereof. For avoidance of doubt, all equity or equity–based awards (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors or other service providers, whether or not vested, shall be cancelled as of the Effective Date; provided that all equity or equity-based awards that are vested as of immediately prior to the Effective Date will be entitled to participate in their pro rata share of the recovery for Interests.

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Q.            Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors and New Valaris Holdco (and its subsidiaries) shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights (or those of New Valaris Holdco or its subsidiaries) to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors and New Valaris Holdco (or its subsidiaries) may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors and New Valaris Holdco (or its subsidiaries), as relevant. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, the Reorganized Debtors, or New Valaris Holdco (or its subsidiaries) will not pursue any and all available Causes of Action of that Entity against it. Except as specifically released under the Plan or pursuant to a Final Order, the Debtors, the Reorganized Debtors, and New Valaris Holdco (or its subsidiaries) expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain the Causes of Action of the Debtors notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. Other than as set forth in the Plan Supplement, the UK Implementation Agreement or any other agreement related thereto, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

R.            Payment of Notes Trustee Fees

On the Effective Date, the Debtors, the Reorganized Debtors, or New Valaris Holdco (or its subsidiaries), as applicable, shall pay in Cash all reasonable and documented unpaid Notes Trustee Fees that are required to be paid under the Notes Indentures, without the need for the Notes Trustees to file fee applications with the Bankruptcy Court and without reduction to recoveries on account of the Pride Bond Claims, Ensco International Bond Claims, Jersey Bond Claims, Valaris Bond Claims, and/or Legacy Rowan Bond Claims for payment of any Notes Trustee Fees. Nothing herein shall in any way affect or diminish the right of the Notes Trustees to exercise their respective Notes Trustee Charging Liens against distributions on account of the Notes Claims with respect to any unpaid Notes Trustee Fees, as applicable.

S.            Payment of Credit Facility Agent Fees

To the extent not paid as additional restructuring fees pursuant to Article XII.D hereunder, on the Effective Date, the Debtors, the Reorganized Debtors, or New Valaris Holdco (or its subsidiaries), as applicable, shall pay in Cash all reasonable and documented unpaid Credit Facility Agent Fees that are required to be paid under the Credit Agreement (including under any Fee Letters (as defined in the Credit Agreement)), without the need for the RCF Agent to file fee applications with the Bankruptcy Court and without reduction to recoveries on account of the Credit Facility Claims. Nothing herein shall in any way affect or diminish the right of the Credit Facility Agent to exercise the Credit Facility Agent Charging Lien against distributions on account of the Credit Facility Claims with respect to any unpaid Credit Facility Agent Fees.

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T.            Replacement or Cash Collateralization of Credit Facility Letters of Credit

On or prior to the Effective Date, all Credit Facility Letters of Credit shall be replaced or cash collateralized pursuant to the terms of the Credit Facility.

ARTICLE V
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein or in the Plan Supplement or the UK Implementation Agreement (or any other agreement related thereto), each Executory Contract and Unexpired Lease (including those set forth in the Assumption List) shall be assumed and assigned to the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than:  (1) those that are identified on the Rejection List; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute a Final Order approving the assumptions and assumptions and assignments of the Executory Contracts and Unexpired Leases as set forth in the Plan and the Assumption List and the rejections of the Executory Contracts and Unexpired Leases as set forth in the Rejection List, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejection List or the Assumption List identified in this Article V.A and in the Plan Supplement at any time through and including the Effective Date, or later, (a) with the consent of the Creditors Committee or (b)  after a determination is made by the Bankruptcy Court regarding a disputed Cure Claim amount; provided that the Debtors or the Reorganized Debtors shall not alter, amend, modify, or supplement the Assumption List or the Rejection List with respect to any Newbuild Contracts after the Effective Date.

If the Shipyard does not vote in favor of the Plan, the effective date of rejection of the Newbuild Contracts shall be the Effective Date of the Plan unless otherwise agreed to by the Shipyard and the Newbuild Debtors with the consent of the Required Consenting Creditors. If the Shipyard votes in favor of the Plan, the Newbuild Contracts shall be assumed under section 365(a) of the Bankruptcy Code effective as of the Effective Date of the Plan and receipt by the Shipyard of the consideration set forth in the Plan. On or prior to the Effective Date and assumption of the Newbuild Contracts, the Newbuild Debtors shall transfer their owned equipment as set forth in the Newbuild Assumption Term Sheet and the Newbuild Contracts free and clear of all Liens and Claims to the Shipyard.

To the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed pursuant to section 365 of the Bankruptcy Code and assigned or novated pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment or novation of such Executory Contract or Unexpired Lease (including any “change of control” or “asset transfer” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the Executory Contract or Unexpired Lease counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

The Debtors shall reasonably provide the Credit Facility Agent, the Ad Hoc Group and their respective advisors with all reasonable information needed to analyze such decision to reject any material Executory Contract or material Unexpired Lease; provided that this shall not require any Debtor to (1) take any action that is restricted or prohibited by obligations of confidentiality binding on any Debtor, applicable law or the rules of any applicable securities exchange (provided that the Debtors must only withhold the portion of such information or materials that are actually subject to such confidentiality obligations, applicable law or rules of any applicable securities exchange) nor (2) disclose any document or share any information over which any Debtor asserts any legal professional privilege nor waive or forego the benefit of any applicable legal professional privilege.

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B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejection List, as applicable, effective as of the Effective Date unless an earlier rejection date is set forth in the Confirmation Order or prior Court Order. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, or (2) the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time (unless previously filed) will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, or New Valaris Holdco (or its subsidiaries), the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules to the contrary.

All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III hereof and may be objected to in accordance with the provisions of Article VII hereof and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejection List at any time through and including 30 days after the Effective Date.

C.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described herein, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Prior to the Confirmation Hearing, the Debtors shall provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors within fourteen (14) days of the service of such notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

The Debtor or the Reorganized Debtor, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Debtor or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected contracts, if any, shall be deemed as listed on the Rejection List, if any.

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Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases

Unless otherwise agreed to between the Debtors and the applicable counterparty, rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to rejected Executory Contracts or Unexpired Leases. In the event that the Newbuild Contracts are rejected, notwithstanding anything to the contrary in the Plan or Confirmation Order, including the injunction contained herein, the ability of the Shipyard to assert all rights and remedies under the Newbuild Contracts against the Newbuild Debtors or applicable non-bankruptcy law are reserved and preserved.

E.	Indemnification Provisions

On and after the Effective Date, the Indemnification Provisions will be assumed and irrevocable and survive the Effective Date. The New Organizational Documents, if any, will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, and agents to the fullest extent permitted by law and, as relevant, at least to the same extent as the organizational documents of each of the respective Debtors, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Debtors or the Reorganized Debtors, as applicable, will take any action to amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights.

F.	Insurance Policies

Each of the Insurance Policies are treated as Executory Contracts under the Plan. Unless otherwise provided herein or in the Plan Supplement or any document related thereto, on the Effective Date, (1) the Debtors shall be deemed to have assumed all Insurance Policies, and (2) such Insurance Policies shall revest in the Reorganized Debtors or New Valaris Holdco, as applicable. Nothing in the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (x) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such Insurance Policies or (y) alters or modifies the duty, if any, that the Insurers pay claims covered by such Insurance Policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. For the avoidance of doubt, Insurers shall not need to nor be required to file or serve a cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any claims bar date or similar deadline governing cure amounts or Claims.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any directors’ and officers’ Insurance Policies in effect prior to the Effective Date, and any directors and officers of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled, subject to and in accordance with the terms and conditions of such Insurance Policy in all respects, to the full benefits of any such Insurance Policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date. For the avoidance of doubt, the directors’ and officers’ Insurance Policies shall revest in the Reorganized Debtors. Notwithstanding anything herein to the contrary, the Debtors shall retain the ability to supplement such directors’ and officers’ insurance policies as the Debtors deem necessary, including by purchasing any tail coverage (including, without limitation, a tail policy).

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G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all exhibits, schedules, modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights

Neither the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan nor exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumption List or the Rejection List, nor anything contained in the Plan or Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such Executory Contract or Unexpired Lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

For the avoidance of doubt, nothing herein shall impair the Parties’ various rights, including consent rights as applicable, under the Amended Restructuring Support Agreement and exhibits thereto regarding the treatment of unexpired leases and executory contracts.

I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

J.	Contracts and Leases Entered Into After the Petition Date

Notwithstanding anything contained herein (including any release, discharge, exculpation or injunction provisions) or the Confirmation Order, contracts, agreements, instruments, certificates, leases and other documents entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, such contracts, agreements, instruments, certificates, leases and other documents (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by the Plan (including the release, discharge, exculpation and injunction provisions), the entry of the Confirmation Order and any other Definitive Documents.

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ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS

A.            Timing and Calculations of Amounts to Be Distributed

Unless otherwise provided herein or in the Plan Supplement, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest) each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the Plan (including, where relevant, and without limitation, distribution on behalf of the Debtors or Reorganized Debtors by New Valaris Holdco). If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Distribution Agent

Except as otherwise provided herein or in the Plan Supplement, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

C.	Rights and Powers of Distribution Agent

1.            Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions, allocations, and/or issuances contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.            Expenses Incurred on or after the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors or New Valaris Holdco.

D.            Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties, unless as otherwise agreed to by the Debtors or set forth in an order of the Bankruptcy Court: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order; provided that if a portion of a Claim is not Disputed, the Distribution Agent may make a partial distribution based on such portion of such Claim that is not Disputed; and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims or Interests, as applicable, in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims or Interests in such Class.

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E.            Delivery of Distributions

1.            Delivery of Distributions in General

The Distribution Agent shall make all distributions, allocations, and/or issuances required under the Plan, at which time such distributions shall be deemed complete. Subject to Article IV.G, distributions to the Notes Trustees for further distribution to the Holders of Allowed Senior Notes Claims shall be deemed made by the Debtors upon delivery to the relevant Notes Trustee. Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims, including Claims that become Allowed after the Effective Date, shall be made to Holders of record as of the Effective Date by the Distribution Agent: (a) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that all distributions to the Holders of Allowed Credit Facility Claims shall be made by the Distribution Agent (in the case of Cash by wire transfer) directly to the Holders of such Claims as reflected on the records of the Credit Facility Agent as of the Effective Date. Notwithstanding anything to the contrary herein, including this Article VI.E, New Valaris Holdco (or any of its subsidiaries), the Debtors, the Reorganized Debtors, the Credit Facility Agent, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

2.            Accrual of Dividends and Other Rights

For purposes of determining the accrual of distributions or other rights after the Effective Date, the New Valaris Equity shall be deemed issued as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided neither New Valaris Holdco or the Reorganized Debtors shall pay any such distributions or distribute such other rights, if any, until after issuances of the New Valaris Equity actually take place.

3.            Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors, New Valaris Holdco (and any of its subsidiaries), and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors, New Valaris Holdco (and any of its subsidiaries), and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All amounts withheld by the Reorganized Debtors, New Valaris Holdco (or any of its subsidiaries), or the Distribution Agent and paid to a Governmental Unit shall be treated as distributed to the persons who would have received such amounts absent such withholding. The Reorganized Debtors and New Valaris Holdco reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

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4.            Foreign Currency Exchange Rate

Except as otherwise provided in a Final Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.

5.            Fractional Distributions

Except as otherwise provided in the Plan Supplement or the Restructuring Transactions Memorandum, whenever any distribution of fractional shares or units of the New Valaris Equity would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction down to the nearest share. Except as otherwise provided in the Plan Supplement or the Restructuring Transactions Memorandum, whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction down to the nearest whole dollar.

6.            Minimum Distributions

Except as otherwise provided in the Plan Supplement or the Restructuring Transactions Memorandum, Holders of Allowed Claims entitled to distributions of $50 or less shall not receive distributions, and each Claim to which this limitation applies shall be discharged and released pursuant to Article VIII hereof and its Holder shall be forever barred pursuant to Article VIII hereof from asserting that Claim against the Reorganized Debtors or their property.

7.            Undeliverable Distributions and Unclaimed Property

Except as otherwise provided in the Plan Supplement or the Restructuring Transactions Memorandum, in the event that any distribution, allocation, and/or issuance to any Holder, other than a Holder of a Senior Notes Claim, is returned as undeliverable, no distribution, allocation, and/or issuance to such Holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such Holder, at which time such distribution, allocation, and/or issuance shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the date such distribution is returned as undeliverable. Except as otherwise provided in the Plan Supplement or the Restructuring Transactions Memorandum, after such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtor(s) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and any claim of any Holder to such property shall be fully discharged, released, and forever barred.

F.            Claims Paid or Payable by Third Parties

1.            Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor (including New Valaris Holdco). To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, a Reorganized Debtor, or New Valaris Holdco (or its subsidiaries) on account of such Claim, such Holder shall repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.            Claims Payable by Third Parties

The availability, if any, of Insurance Policy proceeds for the satisfaction of a Claim shall be determined by the terms of the Insurance Policies, as applicable. No distributions under the Plan shall be made on account of a Claim that is payable pursuant to one of the Insurance Policies until the Holder of such Claim has exhausted all potential remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Notice and Claims Agent without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

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3.            Applicability of Insurance Policies

Except as otherwise provided in the Plan, payments to Holders of Claims covered by Insurance Policies shall be in accordance with the provisions of an applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained in the Plan constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

G.            Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder.

H.            Allocation between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Effective Date.

I.            No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for herein, the DIP Order, or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

ARTICLE VII
PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.            Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the treatment of all Allowed General Unsecured Claims under the Plan, except as required by the Plan, the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced (subject to any applicable limitations in the case of Reorganized Valaris under the laws of England and Wales) except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim filed in these Chapter 11 Cases, other than Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, other than Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

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All Proofs of Claim not filed by the Claims Bar Date, the Administrative Claims Bar Date, or the applicable date set forth the Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court and Holders of such Claims shall not receive any distributions on account of such Claims. Unless disallowed, Claims asserted in timely filed Proofs of Claim shall survive the Effective Date, with such Claims surviving as if the Chapter 11 Cases had not been commenced.

Holders of Existing Interests shall not be required to file a Proof of Claim and a Proof of Claim filed on account of Existing Interests shall be deemed expunged. Holders of Existing Interests shall receive the distribution as set forth in Article III of the Plan.

B.            Disputed and Contingent Claims Reserve

On the Effective Date, the Debtors and/or Reorganized Debtors, as applicable, may, in consultation with the Creditors Committee, establish one or more reserves for alleged General Unsecured Claims that are contingent or have not yet been Allowed, in an estimated amount or amounts as reasonably determined by the applicable Debtors in their discretion with the reasonable consent of the Required Consenting Creditors and the Creditors Committee.

C.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan and the Plan Supplement.

D.            Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors may (but are not required to), at any time, request that the Bankruptcy Court estimate any Disputed Claim or Interest pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Disputed Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under sections 157 and 1334 of the Judicial Code to estimate any such Disputed Claim or Interest, including during the litigation of any objection to any Disputed Claim or Interest or during the pendency of any appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Disputed Claim or Interest that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim or Interest, that estimated amount shall constitute a maximum limitation on such Disputed Claim or Interest for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Disputed Claim or Interest; provided that such limitation shall not apply to Disputed Claims or Interests against any of the Debtors requested by the Debtors to be estimated for voting purposes only. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Disputed Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen days after the date on which such Disputed Claim or Interest is estimated.

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E.	Time to File Objections to Claims

Subject to Article VII.A herein, any objections to Claims shall be Filed on or before the later of (1) the first Business Day following the date that is one hundred-eighty days after the Effective Date and (2) such later date as may be specifically fixed by the Bankruptcy Court. For the avoidance of doubt, the Bankruptcy Court may extend the time period to object to Claims set forth in this paragraph at any time.

F.            Adjustment to Claims without Objection

Any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan) may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor or multiple Debtors may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.            Disallowance of Claims and Interests

Except as otherwise expressly provided for herein, all Claims of any Entity from which property is recoverable, based on an order from the Bankruptcy Court, under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that is avoidable, based on an order from the Bankruptcy Court, under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered by the Bankruptcy Court and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

Except as otherwise provided herein, agreed to by the Reorganized Debtors or otherwise pursuant to an order of the Bankruptcy Court, all Proofs of Claim Filed after the applicable Claims Bar Date shall be deemed disallowed in full and expunged as of the Effective Date, forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court and Holders of such Claims shall not receive distributions on account of such Claims.

H.            Single Satisfaction Rule

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim.

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ARTICLE VIII
EFFECT OF CONFIRMATION OF THE PLAN

A.            Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise expressly provided in the Confirmation Order, the Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge and release of all Claims and Interests subject to the occurrence of the Effective Date.

B.            Releases by the Debtors

Effective as of the Effective Date, and except as otherwise provided in the Plan, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, (i) each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, arising on or before the Effective Date and based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation, the Pride Allegations, the Chapter 11 Cases, the Restructuring Support Agreement, the Amended Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the DIP Facility Documents, the New Organizational Documents, the Plan, the Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Amended Restructuring Support Agreement, Disclosure Statement, DIP Credit Agreement, the New Organizational Documents, the Backstop Agreement, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation, the Pride Allegations, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date and (ii) each Released Preference Action Party is deemed released and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all Preference Actions. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan, (2) any retained Causes of Action, or (3) any post-petition obligations of the Reorganized Debtors in connection with Executory Contracts and Unexpired Leases assumed under the Plan during the Chapter 11 Cases.

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C.            Releases by Holders of Claims and Interests

Effective as of the Effective Date, and except as otherwise provided in the Plan, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), arising on or before the Effective Date and based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation,2 the Pride Allegations, the Chapter 11 Cases, the Restructuring Support Agreement, the Amended Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the DIP Facility Documents, the New Organizational Documents, the Plan, the Backstop Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Amended Restructuring Support Agreement Disclosure Statement, DIP Credit Agreement, the New Organizational Documents, the Backstop Agreement, the Intercompany Funding, the RCF Guarantee, the Merger Transactions, the Pari Passu Transaction, the Harris County Litigation, the Pride Allegations, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan, or (2) any post-petition obligations of the Reorganized Debtors in connection with Executory Contracts and Unexpired Leases assumed under the Plan during the Chapter 11 Cases.

D.            Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Intercompany Funding, the Merger Transactions, the Pari Passu Transaction, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the DIP Facility, the DIP Order, the Rights Offering, the Credit Facility, the Senior Notes, the Disclosure Statement, the Intercompany Funding, the Merger Transactions, the Pari Passu Transaction, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

2 Pursuant to the Restructuring Support Agreement, within three business days after the Effective Date, the plaintiff in the Harris County Litigation, UMB Bank, shall file a notice of nonsuit with prejudice dismissing the Harris County Litigation.

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E.            Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; and (d) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

F.            Protection against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated (including, without limitation, New Valaris Holdco), solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

G.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

H.            Release of Liens

Except (1) with respect to the Liens securing Secured Claims (depending on the treatment of such Claims), or (2) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan (including, without limitation, the Restructuring Transactions Memorandum, the UK Implementation Agreement, and any documents related thereto), on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors, the Reorganized Debtors, or New Valaris Holdco, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

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ARTICLE IX
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.            Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B hereof:

1.	the Amended Restructuring Support Agreement shall not have been terminated and shall remain in full force and effect;

2.	the Restructuring Transactions have been implemented in accordance with the Restructuring Transactions Memorandum in all material respects;

3.	the orders approving the Disclosure Statement and the Plan shall have been entered and such orders shall not have been stayed, modified, or vacated on appeal;

4.	the Backstop Agreement shall not have been terminated and shall remain in full force and effect;

5.	all conditions precedent set forth in the Backstop Agreement shall have been satisfied or waived in accordance with the terms thereof, substantially concurrently with the occurrence of the Effective Date;

6.	the Plan, the Confirmation Order, and all schedules, documents, supplements, and exhibits to the Plan, and any other Definitive Documents, including without limitation, the Registration Rights Agreement, shall have become effective, subject to the consent and approval rights set forth in the Amended Restructuring Support Agreement;

7.	issuance of the New Valaris Equity and the New Secured Notes including, without limitation, the Backstop Premium (with all conditions precedent thereto having been satisfied or waived);

8.	payment of all invoiced professional fees and other amounts required to be paid pursuant to the Amended Restructuring Support Agreement, the Backstop Agreement or any other Definitive Document, or in any order of the Bankruptcy Court related thereto;

9.	payment of all fees provided for in the DIP Order, including the reasonable and documented fees and expenses of the legal and financial advisors of the DIP Lenders incurred in connection with the Chapter 11 Cases;

10.	the New Organizational Documents shall have been adopted and (where required by applicable Law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporation or limited liability company Laws; and

11.	any and all requisite governmental, regulatory, and third party approvals, consents, rulings, no action letters, opinions, certifications or other documents or actions required by any Law, regulation, or order to be received or to occur in order to implement and effectuate the Plan on the Effective Date shall have been obtained or shall have occurred.

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B.            Waiver of Conditions Precedent

The Debtors (with the reasonable consent of the Required Consenting Creditors) may waive any of the conditions to the Effective Date set forth in Article IX.A hereof at any time or as otherwise provided in the Amended Restructuring Support Agreement, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan. Exercise of any of the foregoing waiver rights with regard to conditions precedent to the Effective Date shall not be deemed a waiver of any other rights.

C.            Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (2) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

ARTICLE X
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.            Modification of Plan

Subject to the limitations and terms contained in the Amended Restructuring Support Agreement and the Backstop Agreement (including the approval rights), the Debtors reserve the right (i) to modify the Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan, and (ii) subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.            Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.            Revocation or Withdrawal of Plan

The Debtors reserve the right, subject to the terms of the Amended Restructuring Support Agreement, to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if the Confirmation Date or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity; provided for the avoidance of doubt, that all provisions of the Amended Restructuring Support Agreement and the Backstop Agreement that survive termination of those agreements (each, according to its terms) shall remain in effect in accordance with the terms thereof.

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ARTICLE XI
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code (other than those matters administered in the Administration, or other Implementation Mechanism, as applicable and subject to the UK Implementation Agreement), including jurisdiction to:

1.            subject to Article VII.A of the Plan, allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.            decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.            resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.            ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.            adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.            enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7.            enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.            grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.            adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions;

10.            issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.            hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI hereof; (b) with respect to the releases, discharges, injunctions, and other provisions contained in Article VIII hereof, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan and the Confirmation Order; or (d) related to section 1141 of the Bankruptcy Code;

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12.            enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

13.            consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

14.            enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.            consider any modifications to the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile or clarify any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

16.            hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

17.            enter an order or Final Decree concluding or closing the Chapter 11 Cases;

18.            enforce all orders previously entered by the Bankruptcy Court; and

19.            hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code.

ARTICLE XII
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.            Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.            Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first.

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D.            Payment of Additional Restructuring Fees

Upon the Confirmation Date, the Debtors shall pay all reasonable and documented unpaid fees and expenses of the RCF Agent Advisors (as defined in the Amended Restructuring Support Agreement), the Consenting Noteholders Advisors (as defined in the Amended Restructuring Support Agreement), and the professionals retained by the Initial Backstop Parties (as defined in the Backstop Agreement), and the Rowan Ad Hoc Group Fees (as defined in the Amended Restructuring Support Agreement) (other than those fees and expenses incurred in pursuing the Harris County Litigation). Through the Effective Date, the Debtors shall pay currently in cash all reasonable and documented fees and expenses of the RCF Agent Advisors, the Consenting Noteholders Advisors, and the Initial Backstop Parties, and the Rowan Ad Hoc Group Fees (other than those fees and expenses incurred in pursuing the Harris County Litigation). On the Effective Date, all remaining unpaid and/or unreimbursed reasonable and documented fees and expenses (including for the avoidance of doubt, any unrecoverable value added tax or equivalent tax) of the RCF Agent Advisors, the Consenting Noteholders Advisors, and the Initial Backstop Parties, and the Rowan Ad Hoc Group Fees (for the avoidance of doubt, including the fees and expenses incurred in pursuing the Harris County Litigation), will be paid in full in cash by the Debtors without any requirement for Bankruptcy Court review or further Bankruptcy Court order. For the avoidance of doubt, neither the RCF Agent Advisors, the Consenting Noteholders Advisors, the Rowan Ad Hoc Group, nor the Initial Backstop Parties shall be required to file any interim or final fee application with the Bankruptcy Court with respect to any invoices. All reasonable fees and expenses of the Notes Trustees, the RCF Agent Advisors and the Consenting Noteholders Advisors incurred following the Effective Date relating to the effectiveness and closing of the Plan, the Restructuring Transactions, the Definitive Documents (including all Plan Supplement documents), the UK Implementation Agreement, any other documents required to implement, issue and distribute the New Valaris Equity and New Secured Notes, and in each case, any related documents, agreements, securities and transactions, shall be paid in full in cash without any requirement for Bankruptcy Court review or further Bankruptcy Court order.

E.            Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.            Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each such Entity.

G.            Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	VALARIS PLC 5847 San Felipe Street, Suite 3300 Houston, TX 77057 Attn.: Michael McGuinty, Senior Vice President and General Counsel E-mail: Michael.McGuinty@valaris.com

Counsel to Debtors	KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Anup Sathy, P.C.

Ross M. Kwasteniet, P.C.

Jeffrey W. Gettleman

Spencer A. Winters

300 North LaSalle Street

Chicago, Illinois 60654

Telephone:          (312) 862-2000

Facsimile:            (12) 862-2200

Email:                  asathy@kirkland.com

rkwasteniet@kirkland.com

jeffrey.gettleman@kirkland.com

spencer.winters@kirkland.com

United States Trustee	OFFICE OF THE UNITED STATES TRUSTEE FOR THE SOUTHERN DISTRICT OF TEXAS 515 Rusk Street, Suite 3516 Houston, Texas 77002 Attn.: Hector Duran and Stephen Statham

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H.            Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.            Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Amended Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.            Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from https://cases.stretto.com/Valaris or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy.

K.            Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors with the reasonable consent of the Required Consenting Creditors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation shall be consistent with the Amended Restructuring Support Agreement and the Backstop Agreement and in form and substance reasonably satisfactory to the Required Consenting Creditors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent, consistent with the terms set forth herein; and (3) non-severable and mutually dependent.

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L.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Amended Restructuring Support Agreement, or papers Filed prior to the Confirmation Date.

N.            Creditor Default

An act or omission by a Holder of a Claim or an Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a creditor, the Bankruptcy Court may: (a) designate a party to appear, sign and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce the Plan by order of specific performance; (c) award judgment against such defaulting creditor in favor of the Reorganized Debtors in an amount, including interest, to compensate the Reorganized Debtors for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of the Plan.

O.	Dissolution of the Creditors Committee

Following the Effective Date, the Creditors Committee shall continue to exist until the Administration has concluded and shall have standing and a right to be heard in the Bankruptcy Court solely for the following limited purposes:  (a) applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (b) any appeals of the Confirmation Order or other appeal to which the Creditors Committee is a party; (c) modifications to the Rejection List or the Assumption List; and (d) any relief related to the Administration; provided that the conduct of the Administration shall be subject to the jurisdiction of the courts of, and determined in accordance with, the laws of England and Wales.  Upon the final resolution of the last to occur of the foregoing items, the Creditors Committee shall be dissolved, and the Creditors Committee Members and their respective Professionals will cease to have any duty, obligation, or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.  The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by Creditors Committee Members or advisors to the Creditors Committee after the Effective Date, except for the limited purposes identified above; provided that any obligation on Reorganized Valaris to make any payment shall be subject to any applicable limitations under the laws of England and Wales.

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P.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

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Dated: March 2, 2021	VALARIS PLC on behalf of itself and all other Debtors

/s/ Jonathan Baksht
Jonathan Baksht Executive Vice President and Chief Financial Officer Valaris plc